QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IRON MOUNTAIN INCORPORATED

745 Atlantic Avenue
Boston, Massachusetts 02111

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2010

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2010 Annual Meeting of Stockholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on June 4, 2010 at 9:00 a.m. local time for the following purposes:

  1.
  To elect the nominees of Iron Mountain Incorporated named herein for a one-year term as directors or until their successors are elected and qualified;

  2.
  To approve an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards;

  3.
  To approve an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program to modify the definition of participant, increase the maximum compensation payable thereunder and modify the payment criteria thereunder;

  4.
  To approve an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program to modify the definition of participant and modify the payment criteria thereunder;

  5.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010; and

  6.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 14, 2010 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

        Your vote is important regardless of the number of shares you own. The Company requests that you read the Proxy Statement and cast your vote as instructed in the Notice Regarding the Availability of Proxy Materials that you received in the mail, without delay, even if you now plan to attend the Annual Meeting. You may also request a paper proxy card at any time prior to May 21, 2010 to submit your vote by mail. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, by completing another proxy in the same manner indicated on the website referred to in the Notice Regarding the Availability of Proxy Materials or by attending the Annual Meeting and voting in person. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts April 23, 2010

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 4, 2010

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain or the Company, for use at the Annual Meeting of Stockholders to be held on June 4, 2010, or the Annual Meeting, or at any adjournment or postponement thereof.

        The Company's Annual Report to Stockholders for the year ended December 31, 2009 and the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, are first being mailed to stockholders on or about April 23, 2010.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies) as well as the firm of InvestorCom, Inc., which has been retained by the Company to assist in the solicitation for a fee of approximately $6,500, plus reasonable expenses.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke it at any time before it is exercised. You may revoke your proxy by delivering to the Secretary of the Company at the address given above a written notice of revocation or by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability which must be received by 11:59 p.m. eastern daylight time on June 3, 2010. You may also revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

Record Date, Voting and Share Ownership

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 14, 2010, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, 203,362,097 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

        If a stockholder wishes to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting, he or she may request one at any time prior to May 21, 2010. Stockholders may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, by completing and returning the proxy card, or by attending the Annual Meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on June 3, 2010.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter. A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder. Starting this year, the election of directors is no longer a "routine" matter for purposes of broker voting. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as "broker non-votes." Similarly, the matters described in Items 2, 3, and 4 relating to the amendments to the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, the Iron Mountain Incorporated 2006 Senior Executive Incentive Program, or the 2006 SEIP, and the Iron Mountain Incorporated 2003 Senior Executive Incentive Program, or the 2003 SEIP, and together with the 2006 SEIP, the SEIPs, are not "routine" matters. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes." The ratification of our auditors for the fiscal year ended December 31, 2010 is a routine matter so there will be no broker non-votes in connection with that matter.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, other than with respect to a vote that would be considered a broker non-vote on a non-routine matter, the shares represented by the proxy will be counted:

  •
  "For" the election of the nominees for director listed herein;

  •
  "For" the approval of an amendment to the 2002 Plan to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards;

  •
  "For" the approval of an amendment to the 2006 SEIP to modify the definition of participant, increase the maximum compensation payable thereunder and modify the payment criteria thereunder;

  •
  "For" the approval of an amendment to the 2003 SEIP to modify the definition of participant and modify the payment criteria thereunder; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect any of the matters being submitted to the stockholders at the Annual Meeting, which each require a majority of the votes cast for approval.

        Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials via the internet. Accordingly, all of our stockholders will receive a Notice of Internet Availability. The Notice of Internet Availability will be mailed on or about April 23, 2010.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials on a website at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

 ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of eleven directors. Each director serves for a one-year term, and their terms will expire at the Annual Meeting. The terms of Per-Kristian Halvorsen and Alfred J. Verrecchia who joined the Board in September 2009 and March 2010, respectively, will likewise expire at the Annual Meeting. At the Annual Meeting, all directors are to be elected for one-year terms to serve until the Company's 2011 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following individuals, all of whom are current directors of the Company: Clarke H. Bailey, Constantin R. Boden, Robert T. Brennan, Kent P. Dauten, Per-Kristian Halvorsen, Michael W. Lamach, Arthur D. Little, C. Richard Reese, Vincent J. Ryan, Laurie A. Tucker and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

Required Vote

        The nominees for director in non-contested elections, such as the election at the Annual Meeting, must receive a majority of the votes cast at the Annual Meeting, in person or by proxy, to be elected. This means a nominee will be elected to the Board only if the votes cast "for" the nominee's election exceed the votes cast "against" the nominee's election, with abstentions and "broker non-votes" not counting as votes "for" or "against." Under the Company's Bylaws, if the number of votes cast "for" a director nominee does not exceed the number of votes cast "against" the director nominee, then the director must promptly tender his or her resignation from the Board. Each nominee has already tendered an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the Annual Meeting or any meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the SEC.

        As mentioned above, beginning this year, brokers are no longer permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of the nominees listed below to serve as directors of Iron Mountain until the 2011 Annual Meeting of Stockholders, or until their successors are elected and qualified.

        Set forth below is the name and age of each director nominated to serve as director and his or her principal occupation as of April 14, 2010, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our directors has demonstrated business acumen and a commitment of service to the Company and our Board and compliment the attributes and skills of the other directors.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Clarke H. Bailey Age 55	Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a publicly held company engaged in the manufacture and distribution of CDs and DVDs, and has served as its Chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey served as a director of Tengasco, Inc. from August 2004 to March 2007. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience as the former chief executive officer of Arcus Data Security, an offsite data protection business acquired by Iron Mountain in 1998, his understanding of our businesses, operations and strategies as an Iron Mountain board member for the past twelve years, his experience as chairman and chief executive officer of another public company, his serving on the boards of directors of other public companies, and his experience as Chairman of our Compensation Committee.
Constantin R. Boden Age 73
Mr. Boden has been one of our directors since December 1990. Since January 1995, Mr. Boden has been the principal of Boden Partners LLC. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Boden's qualifications for nomination include his extensive knowledge of the capital markets and accounting issues as a former bank officer, his understanding of our businesses, operations and strategies as an Iron Mountain board member for the past twenty years, his qualification as a financial expert, and his experience as our Audit Committee Chairman.
Robert T. Brennan Age 50
Mr. Brennan has been our chief executive officer since June 2008 and continues to serve as president of Iron Mountain, a position he has held since 2005. Mr. Brennan was our chief operating officer from November 2005 to June 2008, and prior to that he had served as president of Iron Mountain's North American businesses since joining Iron Mountain in November 2004. Mr. Brennan joined Iron Mountain through the acquisition of Connected Corporation, where he served as chief executive officer since 2000. He holds a Bachelor of Arts degree in psychology from Manhattan College. We believe Mr. Brennan's qualifications for nomination include his extensive experiences and essential insights into the Company's businesses, operations and strategies as our current chief executive officer and president and our former chief operating officer, and his deep understanding of the technology industry and digital services market as the former chief executive officer of Connected Corporation, a digital business acquired and integrated into Iron Mountain's Digital business unit in 2004.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Kent P. Dauten Age 54	Mr. Dauten has been one of our directors since November 1997. He also serves as managing director of Keystone Capital, Inc., a private management and investment advisory services firm, a position he has held since founding the firm in February 1994. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a hospital management firm. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company acquired by Iron Mountain in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private management and investor advisory business, his understanding of our businesses, operations and strategies as an Iron Mountain board member for nearly thirteen years, his qualification as a financial expert on our Audit Committee, his serving on the board of directors of another public company, and his experience as our lead independent director.
Per-Kristian Halvorsen Age 58
Mr. Halvorsen joined our Board in September 2009. Mr. Halvorsen has been chief innovation officer and senior vice president of Intuit Inc., or Intuit, since December 2008. Prior to that role, Mr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Mr. Halvorsen was vice president and center director of Solutions and Services for Hewlett Packard where, from 2000 to 2005, he oversaw global research and advanced technology for its IT services division. Mr. Halvorsen was principal scientist at Xerox Palo Alto Research Center, where he worked for 17 years and founded the Information Sciences and Technology Lab. He is a director of Autodesk Inc. Mr. Halvorsen holds a Ph.D. and M.A. from the University of Texas at Austin. We believe Mr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses, and his experience as a member of the boards of directors of public companies.
Michael W. Lamach Age 46
Mr. Lamach has been one of our directors since July 2007. He was named as president and chief executive officer and director of Ingersoll-Rand PLC, or Ingersoll-Rand, a publicly held diversified industrial company, in February 2010. Prior to that, he served as president and chief operating officer of Ingersoll-Rand from February 2009 to February 2010 and as vice president and then senior vice president since joining Ingersoll-Rand in 2004. He holds a Bachelor of Arts degree in engineering from Michigan State University and a Masters of Business Administration from Duke University. We believe Mr. Lamach's qualifications for nomination include his experience as the chief executive officer, president and director of a large multinational corporation, and his strong understanding and insights related to the operation of a large enterprise in both the US and international markets.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Arthur D. Little Age 66	Mr. Little has been one of our directors since November 1995. Mr. Little is a director and the president of A & J Acquisition Company, Inc., a private company which he founded in 1996. Mr. Little has served as an Advisory Board member of Capital Resource Partners since 1992. Mr. Little has also been the president and a principal of L Squared, Inc. since 2005. He holds a Bachelor of Arts degree in history from Stanford University. We believe Mr. Little's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for fifteen years, his qualification as a financial expert on our Audit Committee, and his experience as Chairman of our Nominating and Governance Committee.
C. Richard Reese Age 64
Mr. Reese has been one of our directors since 1990. Mr. Reese assumed the role of the Company's first executive chairman of the Board in June 2008. Mr. Reese had been chairman of the Board from 1995 to 2008 and chief executive officer from 1981 to 2008. Mr. Reese is a member of the investment committee of Schooner Capital LLC or Schooner, a stockholder in the Company. He is also a director of Charles River Laboratories, Inc. From time to time, Mr. Reese also serves as an advisor or board member of several small, private companies. He holds both Bachelor and Master of Science degrees in engineering from Clemson University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Reese's qualifications for nomination include his deep understanding of our businesses, operations and strategies as our chief executive officer from 1981 to 2008 and as an Iron Mountain board member for twenty years, his extensive knowledge of the capital markets and acquisition strategies, and his experience as a member of the board of directors of another public company.
Vincent J. Ryan Age 74
Mr. Ryan has been one of our directors since prior to 1990. Mr. Ryan is the founder of Schooner Capital LLC. Mr. Ryan has served as the chairman and chief executive officer of Schooner since 1971, and as its president from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as chairman of our Board. We believe Mr. Ryan's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for more than twenty years, his experience in the records management and offsite data protection industries for more than 30 years, and his experience as chairman of our Finance Committee.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Laurie A. Tucker Age 53	Ms. Tucker joined our Board in March 2007. Ms. Tucker has been employed by FedEx Services, Inc., a subsidiary of FedEx Corporation, or FedEx, a publicly held transportation, e-commerce and business services company, since 1978. She currently holds the position of senior vice president, Corporate Marketing at FedEx. Ms. Tucker earned a Bachelor of Arts degree and a Master of Business Administration degree from the University of Memphis. Ms. Tucker is a member of the board of directors of the Blues Foundation, a nonprofit organization, and serves on the advisory board of the Fogelman College of Business at the University of Memphis. She is also the FedEx co-chair for the March of Dimes and has been a United Way Alexis de Tocqueville Society member since 1998. We believe Ms. Tucker's qualifications for nomination include her extensive knowledge about business-to-business marketing strategy and operations for a global enterprise, and her strong understanding of the operation and management of business units within a large multinational enterprise that has transformed its operations and offerings.
Alfred J. Verrecchia Age 67
Mr. Verrecchia became a member of our Board in March 2010. Mr. Verrecchia has been chairman of the board of directors of Hasbro, Inc., or Hasbro, since May 2008. He was the president and chief executive officer of Hasbro from 2003 until 2008 and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of Old Stone Corp. since 1987. He also served on the board of directors of FGX International Holdings from February 2009 until its acquisition by Essilor International in March 2010 and on the board of directors of CVS Caremark from September 2004 to March 2007. Mr. Verrecchia is also highly involved in the Rhode Island community, sitting on various nonprofit boards, including serving as chairman of Lifespan, a healthcare system comprising four hospitals. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the US and international markets as the current chairman and former chief executive officer and president of a multinational corporation, his experience transforming a traditional product business into new digital and media businesses, his extensive understanding of the capital markets and accounting as a former chief financial officer and staff accountant, and his experience as a member of the board of directors of another public company.

        The Company's officers were last elected as a group on June 4, 2009. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect officers of the Company. All officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until they sooner die, resign or are removed. Except for T. Anthony Ryan, the Company's senior vice president, Real Estate, and Vincent J. Ryan, a director, who are brothers, there are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 14, 2010.

Name	Principal Occupations and Business Experience During the Past Five Years
Marc A. Duale Age 57	Mr. Duale was appointed president, Iron Mountain International in June 2008. He served as president of Iron Mountain Europe from May 2006 to June 2008. Prior to joining the Company, Mr. Duale served as managing director for Reuters Asia from January 2002 to April 2006. From 1999 to 2002, Mr. Duale served as chief operating officer for DHL Asia. Mr. Duale holds a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology. He also holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees.
Harold E. Ebbighausen Age 55
Mr. Ebbighausen was appointed president, North America in October 2008. From May 2008 through October 2008, he served as president, Americas. From July 2007 through May 2008, he served as president, Global Standards. From December 2004 through June 2007, he served as group president of North American Service Delivery. From 1998 through 2004, he served as the president of Iron Mountain Off-Site Data Protection, a division of Iron Mountain Information Management, Inc. Mr. Ebbighausen previously had been an executive vice president of the Company since July 1997.
Brian P. McKeon Age 48
Mr. McKeon was appointed chief financial officer in April 2007. Prior to joining the Company, Mr. McKeon served as executive vice president, Finance and Administration and chief financial officer of The Timberland Company from March 2000 to March 2007. Mr. McKeon is on the board of directors of IDEXX Laboratories, a publicly traded company listed on the NASDAQ Global Market. Mr. McKeon holds a Bachelor of Science degree in accounting from the University of Connecticut and a Master of Business Administration degree from Harvard Business School.
Ramana Venkata Age 45
Mr. Venkata was appointed president, Iron Mountain Digital in November 2009. From July 2009 to November 2009, Mr. Venkata served as chief operating officer of Iron Mountain Digital. Mr. Venkata joined the Company in December 2007 as senior vice president and general manager of Stratify, Inc., or Stratify, an eDiscovery firm founded by Mr. Venkata in 1999 and acquired by the Company in 2007. Mr. Venkata completed five years of Ph.D. research in scientific computing and computational mathematics at Stanford University, holds a Master of Science degree in mechanical engineering from Stanford University and a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Chennai.

Board of Directors and Committees

        Independence.    Our Board is comprised of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company, including its subsidiaries, that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has determined that the following directors qualify as independent under NYSE rules: Messrs. Bailey, Boden, Dauten, Halvorsen, Lamach, Little and Verrecchia and Ms. Tucker. Our Board has concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board.

        Two of our directors, Mr. Reese and Mr. Brennan, are management employees involved in our day-to-day activities and are not considered to be independent directors. Although none of the relationships Mr. Ryan has with the Company would be sufficient to classify him as not independent under NYSE rules, the Board has determined not to consider Mr. Ryan an independent director due to his position with Schooner, which subleases space from the Company, the participation of an entity controlled by Mr. Ryan in a joint venture with the Company that provides information management services in Poland and the familial relationship between Mr. Ryan and T. Anthony Ryan, the Company's senior vice president, Real Estate.

        Attendance.    During the fiscal year ended December 31, 2009, the Board held four regular meetings and took four actions by written consent. Each director attended at least 95% of the aggregate number of meetings of the Board and all committees thereof on which such director served and each director attended 100% of the meetings of the Board such director was eligible to attend. All of our directors who were directors of the Company at the time attended our 2009 annual meeting of stockholders. All directors nominated for election are expected to attend the Annual Meeting. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Investors/Corporate Governance" on our website at www.ironmountain.com.

        Board Leadership Structure.    The chief executive officer and executive chairman roles at Iron Mountain are separated between Messrs. Brennan and Reese in recognition of their differing responsibilities. The chief executive officer is responsible for setting the Company's strategy and leading the organization's day-to-day performance. The executive chairman is responsible for advising the chief executive officer and presiding over meetings of the Board. As Mr. Reese is an employee of Iron Mountain, and therefore does not qualify as independent under the NYSE rules, the Board has appointed Mr. Dauten as our lead independent director to preside over all executive sessions of non-management directors, consult with the chief executive officer and executive chairman on Board meeting agendas and act as a liaison between management and non-management directors. A description of the role of our lead independent director can be found on our website, www.ironmountain.com, under the heading "Investors/Corporate Governance." The Board convenes in non-management executive session approximately four times per year. One of our non-management directors, Mr. Ryan, has been determined by the Board not to be considered independent. The Board's independent directors meet at least once each year without Mr. Ryan. The Board believes this leadership structure provides effective and clear leadership for the Company.

        Committees.    The Board has a standing Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee. The Board has adopted charters for the Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee, each of which is available on our website at www.ironmountain.com under the heading "Investors/Corporate Governance." Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee have conducted annual self-evaluations and will continue to conduct annual self-evaluations under the oversight of the Nominating and Governance Committee which will also oversee an annual review of the Board, including a self- evaluation by each individual Board member. These self-evaluations are intended to facilitate an examination and discussion by the entire Board and each director and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. During the fiscal year ended December 31, 2009, the Audit Committee held seven meetings and took two actions by written consent, the Compensation Committee held nine meetings and took one action by written consent, the Nominating and Governance Committee held six meetings and took one action by written consent, and the Finance Committee held three meetings. The Board had an Executive Committee that did not meet or take any actions by written consent in 2009. The Executive Committee was dissolved on March 5, 2010.

        Audit Committee.    The Audit Committee consists of three members, Messrs. Boden (Chairman), Little and Dauten, each of whom is independent as defined by the rules of the SEC, NYSE listing standards and the Audit Committee Charter. The Board has determined that each of Messrs. Boden, Little and Dauten is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policy described on page 58 of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website at www.ironmountain.com under the heading "Investors/Corporate Governance."

        Compensation Committee.    The Compensation Committee consists of Messrs. Bailey (Chairman), Dauten and Lamach. All of the members of the Compensation Committee qualify as independent under NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the chief executive officer's and executive chairman's base salary, equity-based incentives and the payment of non-equity incentive compensation under our 2006 SEIP and 2003 SEIP, respectively; (2) reviews and approves other senior officers' annual compensation, based on recommendations from the chief executive officer, reporting to the Board on such decisions; (3) develops market-driven, competitive and equitable compensation systems for senior officers that create both short and long-term incentives; (4) takes actions to retain a skilled, creative and professional management team at the most economical cost; (5) ensures that compensation policies and programs are compliant with applicable laws and are administered without bias or prejudice; (6) takes actions to maintain a compensation philosophy of "paying for performance" for senior management; and (7) takes other actions to meet its responsibilities as set forth in its written charter. Under the SEIPs, our Compensation Committee has the right to reduce, in its discretion, incentive compensation otherwise payable if certain additional criteria are not satisfied, but our Compensation Committee may only take such actions after consulting with the chair of the Audit Committee. The Compensation Committee also annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's annual report on Form 10-K and annual Proxy Statement.

        The Compensation Committee has the authority to delegate its duties to a subcommittee, but has not exercised this authority to date.

Annual Compensation Review Process

        The Compensation Committee takes an active role in determining our compensation plans and programs for the chief executive officer and the executive chairman.

        For the chief executive officer, the Compensation Committee reviews and approves base salary, non-equity incentive compensation and long-term equity incentives and recommends such compensation and incentives to the independent members of the Board for their approval, based on the Company's performance, the chief executive officer's performance assessment as determined by the annual assessment process (as described on page 15 of this Proxy Statement), the Company-wide average merit increase for the respective year and reference to the 50th percentile for market competitive total compensation based upon benchmarking data provided by Hewitt Associates, or Hewitt, relating to compensation of chief executive officers at the Custom Peer Group (as defined on page 14 of this Proxy Statement).

        For the executive chairman, the Compensation Committee reviews and approves base salary, non-equity incentive compensation and long-term equity incentives and recommends such compensation and incentives to the independent members of the Board for their approval, based on the Company's performance, the executive chairman's performance assessment as determined by the annual assessment process (as described on page 15 of this Proxy Statement), the Company-wide average merit increase for the respective year and reference to the 50th percentile for market competitive total compensation based upon benchmarking data provided by Hewitt relating to compensation of executive chairmen at the Chairman/Officer Peer Group (as defined on page 13 of this Proxy Statement).

        For the base salary, non-equity incentive compensation and long-term equity incentives of the remaining Named Executive Officers (as defined on page 33 of this Proxy Statement), Messrs. Duale, Ebbighausen, McKeon and Venkata, or, collectively, the Other Named Executive Officers, our chief executive officer submits recommendations to the Compensation Committee for final approval. The recommendation for each component of compensation of the Other Named Executive Officers is based upon the employee's performance rating as determined by the annual assessment process, the Company-wide average merit increase for the respective year and reference to the 50th percentile for market competitive total compensation based upon benchmarking data of the Relevant Peer Group (as defined on page 15 of this Proxy Statement) for each Other Named Executive Officer. The Board has delegated the final authority for compensation decisions for the Other Named Executive Officers to the Compensation Committee.

Role of Consultants

        As described below, the Company engaged Hewitt, to conduct a series of benchmarking studies and other analyses throughout the year to provide comparative executive compensation data of Relevant Peer Group companies for reference in setting compensation for our Named Executive Officers. In each case, excluding that which is defined below as independently contracted by the Compensation Committee, the Company's management negotiated the scope of work for the engagement with input from members of the Compensation Committee.

        In January 2009, the Company's management engaged Hewitt to conduct a benchmarking study to provide market intelligence on total compensation for the role of executive chairman. This action was consistent with the Compensation Committee's intent to annually review the scope of the executive chairman's role and relevant market benchmarking data. Due to the lack of prevalence of this role within the Custom Peer Group, Hewitt established an additional benchmarking group to support this analysis. Hewitt established the "Chairman/Officer Peer Group" comprised of five organizations whose Chairmen serve as officers of organizations with annual revenues less than $5 billion and that fit at least two of the following criteria: (1) primary business model could be defined as "business services"; (2) have comparable overall annual revenue and growth rates to the Company; (3) recurring revenue-based businesses; or (4) have a significant amount of real estate on their balance sheet. The companies that fit these criteria were: Perot Systems, Inc.; BearingPoint, Inc.; Bon-Ton Stores, Inc.; Alberto Culver Company; and CME Group.

        At the Compensation Committee's direction, the Company engaged Hewitt in May 2009 to conduct a benchmarking assessment of Iron Mountain's reward programs to assess the market competitiveness of such programs for all employee populations worldwide, including the Named Executive Officers. The project included the evaluation of prevalence, design and administrative aspects of all components of rewards including compensation objectives, bonuses or annual incentives, long-term incentives and pay mix (including base, annual incentive programs, long-term incentive programs and other employee benefits). The benchmarking study included 39 organizations from Hewitt's proprietary Total Compensation Measurement, or TCM, database, which has a broad range of compensation information, including design and administrative aspects of programs, from the companies that participate in that database. The TCM database includes five of the 17 organizations in the Company's Custom Peer Group. The study relied upon the TCM data due to its greater breadth and inclusion of information such as compensation objectives which are derived from primary research conducted annually by Hewitt. The companies utilized in this study included Accenture LLP; Affinion Group; Automatic Data Processing, Inc.; Big Lots, Inc.; Broadridge Financial Solutions; Ceridien Corporation; Computer Sciences Corporation; Corporate Express, Inc.; Deloitte & Touche LLP; Deluxe Corporation; Equifax, Inc; FedEx Corporation; FedEx Kinko's Office and Printer Center; Fiserv Inc.; HIS Group; IBM Corporation; IMS Health Inc.; Interpublic Group of IPG Companies, Inc.; Jones Lang LaSalle; Merrill Corporation; NCR Corporation; OfficeMax Incorporated; Pitney Bowes, Inc.; Pricewaterhouse Coopers LLP; Ryder Systems, Inc.; Sodexho, Inc.; Tech Data Corporation; The Dun and Bradstreet Corporation; The Nielsen Company; The ServiceMaster Company; The Timberland Company; The Western Union Company; Underwriters Laboratories, Inc.; Unisys Corporation; United Parcel Service; Waste Management, Inc.; Western Digital Corporation; W. W. Grainger, Inc.; and Xerox Corporation. The assessment concluded that the Company's competitive position was within the normal range but identified two areas for further study to determine whether changes could improve the Company's market competitiveness: (1) analyzing whether the components of the Company's annual non-equity incentive compensation program are the right measures to drive Company and individual performance; and (2) re-evaluating the Company's global long-term incentive program to ensure that it is aligned with the creation of stockholder value. Additional studies in support of these two areas of opportunity were initiated in the Fall of 2009.

        In January 2010, the Compensation Committee independently contracted with Meridian Compensation Partners, or Meridian, an executive compensation consultancy formerly affiliated with Hewitt, to assist the Compensation Committee in collaboration with members of the Company's management to review and recommend an approach based upon the results of Hewitt's further study of the components in the Company's non-equity incentive compensation program. Based upon this review, the Compensation Committee and management chose return on invested capital as a performance target under the non-equity incentive compensation program for the executive chairman, the chief executive officer and the chief financial officer for 2010. Meridian reviewed this choice and made a recommendation to the Compensation Committee that it approve the changes. The Compensation

Committee subsequently approved changes to the components of non-equity incentive compensation for 2010 to include goals related to return on invested capital for the chief executive officer, the executive chairman and the chief financial officer.

        The additional study of the Company's global long-term incentive program is still underway and scheduled to conclude in 2010. Based on preliminary findings, consultations and recommendations from Meridian and Hewitt, the Compensation Committee has recommended and the Board has approved an amendment to the 2002 Plan and amendments to the SEIPs (see Items 2 through 4 of this Proxy Statement) to allow for greater flexibility in aligning the Company's compensation philosophy of pay-for-performance with the objectives of the long-term incentive program.

        In August 2009, the Company engaged Hewitt to conduct its biennial benchmark study of our executive and director compensation including the compensation of our Named Executive Officers. We believe that market studies of the compensation of top executives by comparable companies are important because maintaining compensation at or above market rates is necessary to attract and retain top executives. In collaboration with the Compensation Committee, the Company' management worked with Hewitt to create a Custom Peer Group to use as a basis for our compensation comparisons. Given our industry leading position and unique business mix in our core and digital businesses, no ideal company comparisons exist. Prior to establishing our Custom Peer Group we solicited input from our Investor Relations team who in turn provided data on companies viewed by the financial community as "peers" of Iron Mountain. Additionally, we looked for companies: (1) whose primary business model could be defined as "business services;" (2) that have comparable overall annual revenue and growth rates to the Company; (3) that were recurring revenue-based businesses; and (4) that have a significant amount of real estate on their balance sheet. Hewitt provided the Compensation Committee with a list of companies that met this criteria from which the Compensation Committee selected the Custom Peer Group and ensured that it included companies with a digital segment to reflect the growth of that aspect of our business. The Custom Peer Group therefore included a mix of business services organizations that both we and analysts from the financial community consider as relevant for purposes of conducting a peer group analysis. The "Custom Peer Group" consists of the following 17 organizations: ABM Industries; Affiliated Computer Services, Inc.; American Tower Corporation; The Brink's Company; Broadridge Financial Solutions; Cintas Corporation; Crown Castle International Corporation; The Dun & Bradstreet Corporation; Equifax Inc.; Fiserv, Inc; Intuit Inc.; Moody's Corporation; Paychex Inc.; Pitney Bowes Inc.; Symantec Corporation; Unisys Corporation; and Western Union Company. The Custom Peer Group used in 2009 was substantially different from the Custom Peer Group used in 2008 primarily due to (1) the acquisition or merger of the companies previously within the Custom Peer Group and their subsequent removal from the Hewitt database; and (2) the increased focus on our digital business and the subsequent refinement of those organizations that represent a relevant benchmark for this emerging segment of our business. The median revenues of the Custom Peer Group were $3.2 billion.

        In the Fall of 2009, management engaged Hewitt to assist it in benchmarking Mr. Duale's compensation for his expanded role as president, Iron Mountain International, which carries significantly increased responsibilities from his former role as president, Iron Mountain Europe. Hewitt conducted a separate benchmarking study of companies with equivalently-sized international revenue and executives with large international geographic responsibilities. The "International Revenue Peer Group" is comprised of 31 multinational corporations with executives domiciled in Belgium, France, Germany, the Netherlands, Spain and Switzerland. The median sales revenues of the International Revenue Peer Group were €1.8 billion. The companies included were: Acer Inc.; L'Air Liquide S.A.; Alcoa Inc.; Amgen Inc.; Beckman Coulter, Inc.; Biogen Idec Inc.; Bombardier Inc.; Cardinal Health, Inc.; Colgate-Palmolive Company; Covidien plc; CSM NV; E.I. du Pont de Nemours and Company; Dow Elastomers L.L.C.; Electronic Arts, Inc.; Givaudan SA; H.J. Heinz Company; Johnson & Johnson; JT International Distributors, Inc.; Lafarge S.A.; Linde AG; Logitech

International S.A.; Merck & Co., Inc.; Novelis Inc.; Sara Lee Corporation; Schindler Holding Ltd.; Schneider Electric SA; Sealed Air Corporation; Syngenta AG; The Nuance Group; Unilever; and Woodward Governor Company.

        As part of its benchmarking, Hewitt provided summary data of base salary, target bonus, long-term incentives and total direct compensation (e.g., total target compensation plus the annualized value of long-term incentives) for the median, 50th percentile and the 75th percentile of the Chairman/Officer Peer Group, the Custom Peer Group and the International Revenue Peer Group. In our analysis of all elements of compensation for Named Executive Officers, we reviewed all of the data provided and targeted the 50th percentile data of the "Relevant Peer Group" for each Named Executive Officer as follows: the Relevant Peer Group for all Named Executive Officers other than Mr. Duale, Mr. Venkata and Mr. Reese is the Custom Peer Group; the Relevant Peer Group for Mr. Reese is the Chairman/Officer Peer Group; the Relevant Peer Group for Mr. Duale is the International Revenue Peer Group; and the Relevant Peer Group for Mr. Venkata is the Radford Survey Group (as defined on page 39 of this Proxy Statement).

Assessment of Individual Performance of the Chief Executive Officer and the Executive Chairman

        The assessment of individual performance for the chief executive officer and executive chairman is carried out by the Compensation Committee. Both the chief executive officer and executive chairman initiate the annual assessment process with a self-assessment of their performance against their goals and objectives which the Compensation Committee reviewed, modified and approved at the beginning of the year. Each year the chief executive officer and executive chairman submit goals and objectives to the Compensation Committee to govern their performance for the upcoming year. The Compensation Committee reviews these goals and objectives, seeks input from the Board and modifies them where appropriate. These goals and objectives are taken into consideration in setting the benchmarks for achievement of non-equity incentives under the SEIPs, as discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The Compensation Committee then conducts a performance assessment of the chief executive officer and the executive chairman by holding a series of formal interviews with members of our executive team. Each interviewed executive team member is asked to comment on the chief executive officer's and executive chairman's overall performance in their respective roles and their achievement of the corporate initiatives and other goals set out for such officers. The Compensation Committee discusses the performance of each of the chief executive officer and executive chairman in light of the interview feedback and agrees on an overall assessment for the chief executive officer and executive chairman. The assessment informs the Compensation Committee's decisions and recommendations for the individual components of compensation, including base salary (including annual merit increases); non-equity incentive compensation and long-term non-cash incentives, as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Nominating and Governance Committee.    The Nominating and Governance Committee consists of Messrs. Little (Chairman), Boden and Halvorsen and Ms. Tucker, each of whom qualify as independent under NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including an evaluation of each individual Board member) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors; and (8) takes other actions to meet its responsibilities as set forth in its written charter.

        Finance Committee.    The Finance Committee consists of Messrs. Ryan (Chairman), Boden and Dauten. Although NYSE listing standards do not require members of the Finance Committee to be independent, a majority of the Finance Committee members, Messrs. Boden and Dauten, qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. Mr. Ryan also qualifies as independent under NYSE listing standards, but the Board has determined not to consider him an independent director due to his position with Schooner, ownership in an entity that participates in a joint venture with the Company and the familial relationship with the Company's senior vice president, Real Estate. The Finance Committee: (1) reviews the Company's capital structure and financial strategies; (2) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (3) reviews the Company's derivatives and hedging policies and strategies; (4) reviews the Company's investment policies and practices; and (5) performs such other duties as the Board may assign to the Committee from time to time.

        Risk Oversight.    The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The full Board, or the committee of the Board assigned responsibility for an area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. Historically, of the Board's committees, the Audit Committee has led the oversight of a majority of the risk mitigation initiatives associated with the Company's enterprise risk assessment and management efforts. When a committee of the Board receives a risk report, the committee chairman provides a summary of the discussion to the Board of Directors during the next regularly scheduled Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk.

Stockholder Communications to Board of Directors

        The Board believes it is important for stockholders and others to have a process to send communications to the Board. Accordingly, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the lead director, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. The Secretary's mailing address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111; the Secretary's e-mail address is corporatesecretary@ironmountain.com. Upon receiving such mail, the Secretary will assess the appropriate director or directors to receive the message, and will forward the mail to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Board is also responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current make-up of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee, and the Board, are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described below.

        In 2009, the Nominating and Governance Committee retained the services of Egon Zehnder International, an executive search firm, in connection with its search for a new director. Egon Zehnder International provided the Nominating and Governance Committee with lists of candidates that met criteria established by the Board and assisted the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates. Mr. Verrecchia was one of the candidates identified by Egon Zehnder. In 2008, the Nominating and Governance Committee retained the services of Korn Ferry, an executive search firm, in connection with its search for a new director. Korn Ferry provided the Nominating and Governance Committee with lists of candidates that met guidelines established by the Board and assisted the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates. Mr. Halvorsen was one of the candidates identified by Korn Ferry. We did not, as of the March 6, 2010 deadline, receive any recommendations from stockholders for nominees for election to the Board.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or Rule 14a-8, wants to present a proposal for inclusion in the Company's 2011 Proxy Statement and proxy card relating to the 2011 Annual Meeting of Stockholders must submit the proposal by December 24, 2010. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2011 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2011 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2011 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than February 4, 2011 and no later than March 6, 2011. However, if the date of our 2011 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after June 4, 2011, the anniversary of the 2010 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (x) the 120th day prior to such annual meeting or (y) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        In December 2009, we adopted a new Code of Ethics and Business Conduct that applies to each employee, including officers, of the Company and all directors. Our Code of Ethics and Business Conduct is posted on our website at www.ironmountain.com under the heading "Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's chief executive officer, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 ITEM 2

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

        The Company's Board has unanimously approved, and unanimously recommends that the stockholders of the Company approve, the Fifth Amendment to the 2002 Plan attached as Appendix A, or the Fifth Amendment, to provide additional flexibility with respect to the types of awards available under the 2002 Plan, or Awards, to permit the issuance of performance-based and cash awards and to include performance-based criteria that will permit the Company to maximize its ability to pay tax-deductible compensation.

        Although the Company's historic practice has been to award equity compensation in the form of stock options, the Company believes that other forms of awards, including restricted stock, restricted stock units, performance shares, performance units and other cash-based and stock-based awards, will allow it to better align the interests of our employees with our stockholders. Although the existing 2002 Plan permits stock grants (in addition to stock options and stock appreciation rights), the Board decided to amend the 2002 Plan to provide a greater array of equity compensation choices. Moreover, in some circumstances the Company's ability to deduct compensation expenses may be limited under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, or the PEO, and the three other most highly compensated executive officers, but not including our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

        Stock options and stock appreciation rights issued under the 2002 Plan generally satisfy the performance-based compensation exception under regulations issued pursuant to Section 162(m) of the Code. However, other types of awards under the 2002 Plan would not satisfy that exception unless the 2002 Plan amendment is approved by our stockholders. Accordingly, while the Board has determined to amend the 2002 Plan in accordance with the terms and conditions of the Fifth Amendment, by also obtaining stockholder approval of the performance goals, the opportunity to deduct the compensation attributable to such Awards is significantly enhanced.

Summary of the 2002 Plan

        The following summary of the material features of the 2002 Plan is qualified in its entirety by reference to the complete text of the 2002 Plan and the First, Second, Third and Fourth Amendments thereto, which are filed as appendices to the Company's Proxy Statements on Schedule 14A filed in April 2002, April 2004 and April 2006, April 2008 and the Company's Current Report on Form 8-K dated December 10, 2008, respectively.

        The 2002 Plan permits the issuance of equity-based awards, including incentive stock options, or ISOs, nonqualified stock options, or NSOs, grants of Common Stock, whether or not subject to restrictions, and stock appreciation rights, or SARs. The total amount of Common Stock authorized for issuance under the 2002 Plan is 20,028,815.

        Purpose, Eligible Individuals, Effective Date and Duration.    The 2002 Plan became effective April 1, 2002. The purpose of the 2002 Plan is to encourage key employees, officers, directors and consultants of the Company and our subsidiaries who render services to us to continue their association with us by providing favorable opportunities for them to participate in the ownership of our Common Stock and in our future growth through grants of our Common Stock, with or without restrictions, options to acquire our Common Stock and other rights to compensation in amounts determined by the value of our Common Stock, or Awards. For this purpose, subsidiaries include corporations, companies, partnerships and other forms of business organizations in which we own directly or indirectly 50% or more of the total combined voting power of all classes of stock or other form of equity ownership or in which we have a significant financial interest. The recipient of an Award is referred to as an "Optionee" or "Participant." At this time, approximately 1,700 persons are considered by the Company to be eligible to receive options pursuant to the 2002 Plan.

        The 2002 Plan provides for termination on March 31, 2018, unless earlier terminated by the Board. Termination of the 2002 Plan will not affect Awards made prior to termination, but no Awards will be made after termination.

        Shares Subject to the 2002 Plan.    The total number of shares of our Common Stock that may be subject to Awards under the 2002 Plan may not exceed 20,028,815 shares. The shares may be authorized but unissued shares or treasury shares. The total amount of Common Stock that may be granted under the 2002 Plan to any single person in any calendar year may not exceed in the aggregate 1,125,000 shares. In the event a dollar-denominated Award under the 2002 Plan is made, as is permitted under the Fifth Amendment, the Award shall not exceed $7,500,000 in any calendar year to any single person. (This amount was determined by estimating the maximum possible award for exceptional performance over a multi-year period under the 2002 Plan.) To the extent that an option or other form of Award lapses or is forfeited, the shares subject to the Award will again become available for grant under the terms of the 2002 Plan.

        In the event of any change in the number of shares or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the number of shares of authorized Common Stock, to the number of shares of Common Stock available for grant under the 2002 Plan, to the number of shares of Common Stock subject to outstanding Awards, to the maximum Award to any individual in any calendar year, to the exercise price per share of options and other forms of Awards and to the kind of shares that may be issued under the 2002 Plan.

        As of April 1, 2010, 10,557,505 Awards were outstanding, consisting primarily of options to purchase shares of Common Stock under the 2002 Plan. The closing price of our Common Stock on April 1, 2010 was $27.45.

        Administration.    Although the Board has the authority to administer the Plan, it has generally delegated this authority to the Compensation Committee, which administers all of our equity-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act, an "outside director" within the meaning of Section 162(m) of the Code and qualifies as independent under NYSE listing standards.

        Subject to the terms of the 2002 Plan, the Compensation Committee has the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid for any Common Stock; and (3) interpret the 2002 Plan and prescribe rules and regulations for its administration.

        Stock Options.    The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2002 Plan. The Compensation Committee determines the number of shares of

Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise. Incentive stock options may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the option is granted. Further, an incentive stock option generally must be exercised within ten years of grant. The Compensation Committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.

        The exercise price of an option may be paid in cash, in shares of Common Stock owned by the Optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (except that such a loan would not be available to any executive officer or director of the Company) or by means of a "cashless exercise" procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the Optionee's notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price, or agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

        In its discretion, and subject to the terms of the 2002 Plan, the Compensation Committee may grant a reload option to purchase the number of shares of Common Stock delivered to us in full or partial payment of the exercise price on the exercise of any option or in full or partial payment of the tax withholding obligations resulting from the exercise of any option.

        Options are, at the discretion of the Compensation Committee, transferable to members of the Optionee's immediate family or to a family partnership or trust for the benefit of the Optionee's immediate family.

        Stock Appreciation Rights.    The Compensation Committee may also grant stock appreciation rights to Participants on such terms and conditions as it may determine. Stock appreciation rights may be granted separately or in connection with an option. Upon the exercise of a stock appreciation right, the Participant is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of shares of Common Stock for which the stock appreciation right is exercised over the exercise price for the Common Stock under a related option or, if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the stock appreciation right. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of the applicable agreement. Upon the exercise of a stock appreciation right related to an option, the option will terminate as to the number of shares of Common Stock for which the stock appreciation right is exercised.

        Stock Grants.    Prior to the Fifth Amendment, the Compensation Committee had the authority to issue shares of Common Stock to Participants, either with or without restrictions, as determined by it in its discretion. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the holder ceases to provide services to us or one of our subsidiaries before a stated time. Unlike holders of options and stock appreciation rights, the recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our Common Stock.

        As a result of the Board's adoption of the Fifth Amendment, the Company has additional flexibility in the types of equity compensation Awards it may grant under the 2002 Plan.

        Restricted Stock and Restricted Stock Units.    Restricted stock was available for grant under the 2002 Plan prior to the Fifth Amendment. The Fifth Amendment adds a provision allowing grants of restricted stock units. Restricted stock units are similar to restricted stock except that no shares are actually awarded to the Participant on the grant date. The period of restriction, the number of shares of restricted stock or the number of restricted stock units granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish shall be set forth in an Award agreement. As noted above, participants holding shares of restricted stock are entitled to voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights until any shares related to the restricted stock unit are issued. After all conditions and restrictions applicable to restricted shares and/or restricted stock units have been satisfied or have lapsed, shares of restricted stock will become freely transferable and restricted stock units may be settled in cash, in shares of our Common Stock or in some combination of cash and shares of our Common Stock, as determined by the Compensation Committee and stated in the Award agreement.

        Performance Shares and Performance Units.    The Fifth Amendment also adds a provision permitting the award of performance shares and/or performance units in such amounts and upon such terms as the Compensation Committee may determine. With respect to an Award of performance shares and/or performance units, the Compensation Committee will establish performance periods and performance goals. The extent to which a participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or performance units earned by a participant. Payment of earned performance shares and/or performance units will be in cash, shares of our Common Stock or some combination of cash and shares of our Common Stock, as determined by the Compensation Committee and stated in the Award agreement.

        Dividends.    Participants holding restricted stock and performance stock will be entitled to receive dividends on our shares, provided that in the discretion of the Compensation Committee Participants may not be entitled to dividends with respect to unvested performance shares. Dividend equivalent units may, but are not required to, be issued with respect to restricted stock units or performance units and may be paid in cash, additional shares of our Common Stock or a combination on the date the shares are delivered, all as determined by the Compensation Committee and stated in the Award agreement.

        Other Cash-Based and Stock-Based Awards.    The Fifth Amendment also adds a provision allowing cash-based awards or other types of equity-based or equity-related awards. Any such Award shall be in an amount and upon such terms as the Compensation Committee may determine, based on the achievement of performance goals.

        Performance Goals.    The Fifth Amendment adds the concept of performance goals to the 2002 Plan. Pursuant to the Fifth Amendment, if the Compensation Committee makes an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance goals selected by the Compensation Committee must be based on the achievement of specified levels of one, or any combination, of the following business criteria: EBITDA (earnings before interest, taxes, depreciation and amortization); OIBDA (operating income before depreciation and amortization); adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total stockholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. The Compensation Committee has the discretion to choose other performance goals with regard to any particular Award, but that Award may not qualify as "performance-based compensation" under Section 162(m) of the Code.

        With respect to the criteria set forth above, we currently define (1) adjusted OIBDA and Contribution as operating income before depreciation, amortization and gains/losses on the disposal/write down of property, plant and equipment, net, (2) adjusted earnings per share as reported earnings per share excluding: (a) gains and losses on the disposal/write down of property, plant and equipment, net; (b) other (income) expense, net; (c) tax impact of reconciling items and discrete tax items; and (d) net income (loss) attributable to non-controlling interests and (3) free cash flow before acquisitions and discretionary investments as cash flows from operating activities less capital expenditures (excluding real estate) net of proceeds from the sales of property and equipment and other and additions to customer acquisition costs.

        Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its subsidiaries as a whole or on any business unit of the Company and its Subsidiaries and may be measured by comparing the result to the performance of a group of competitor companies, a published or special index determined by the Compensation Committee or other benchmarks determined by the Compensation Committee. Further, the objectives shall be further adjusted by the Committee as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense.

        The Compensation Committee has the discretion to reduce, but not increase, an Award (but the Compensation Committee can provide in a grant for an additional Award in the event the relevant performance goals are exceeded).

        After the close of the applicable performance period, which may consist of more than one year, and generally before the close of the next year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and make a final determination with respect to an Award.

        In the event that applicable tax laws change to permit Compensation Committee discretion to alter the performance goals without obtaining stockholder approval, the Compensation Committee will have sole discretion to make any such changes.

        Special Bonus Awards.    The Compensation Committee may grant in connection with any nonqualified stock option or stock grant a special cash bonus in an amount not to exceed the lesser of (1) the combined federal, state and local income and employment tax liability incurred by a Participant as a consequence of acquiring Common Stock on the exercise of the option or the grant or vesting of Common Stock, and the related special bonus, or (2) 30% of the imputed income realized by the Participant on account of the exercise or vesting, and the related special bonus. A grant may also provide that the Company will lend a Participant an amount not more than the amount described in the preceding sentence, less the amount of any special cash bonus.

        Effect of Certain Corporate Transactions.    If while unexercised Awards remain outstanding under the 2002 Plan we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), if we are liquidated or sell or otherwise dispose of substantially all of our assets to another entity or if there is a "change of control" then, except as otherwise specifically provided to the contrary in any applicable agreement, the Compensation Committee may in its discretion amend the terms of all unexercised Awards so that either: (1) after the effective date of the event, each Participant is entitled, upon exercise of an Award, to receive in lieu of our Common Stock the number and class of shares of such stock or other securities to which he or she would have been entitled had he or she been a stockholder at the time of the event, or is entitled to receive from the successor entity a new Award of comparable value; (2) each Participant is given an opportunity to exercise all or some of his or her unexercised Awards during a 20 day period ending with the event, at which time the unexercised Awards will be cancelled; or (3) all unexercised Awards are cancelled as of the effective date of the event in consideration for cash or other consideration with a value equal to the value of the shares the Participant would have received had the Award been exercised (to the extent exercisable). In addition to the foregoing, the Compensation Committee may in its discretion also amend the terms of an Award by canceling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

        For these purposes, a "change of control" will be deemed to have occurred if any person (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of our outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (1) individuals who at the beginning of such period constitute the entire Board or (2) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        The 2002 Plan also provides that any unvested options and other Awards granted thereunder will generally vest immediately should a Participant be terminated by the Company (or its successor) or terminate his or her own employment for "good reason" in connection with a "vesting change in control" within 14 days prior or 12 months after the vesting change of control.

        A "vesting change of control" is generally defined to include, among other things: (1) a sale of the Company or substantially all of its assets; (2) the acquisition by a person or group of securities representing 50% or more of the voting power of the Company's securities entitled to vote in the election of directors; or (3) a change in composition of the Board over a period of time, resulting in a majority of new directors serving on the Board whose nomination was not approved by two-thirds of the existing Directors.

        "Good reason" for this purpose is generally defined to include: (1) a diminution in the total annual compensation or material diminution in benefits the Participant is eligible to receive; or (2) a requirement by the Company that the Participant be based at an office that is greater than 50 miles from the location of the Participant's office immediately prior to the vesting change in control.

        The Fifth Amendment makes certain conforming changes to the change of control provisions of the 2002 Plan in order to better reflect the issuance of restricted stock, restricted stock units, performance shares and performance units.

        Amendments to the 2002 Plan.    The Board may modify, revise or terminate the 2002 Plan at any time and from time to time, except that approval of our stockholders is required with respect to any amendment to change the aggregate number of shares of Common Stock that may be issued under the 2002 Plan or to any person in a year, change the class of persons eligible to receive Awards or make any other changes that require stockholder approval under applicable law. Amendments adversely affecting outstanding Awards may not be made without the consent of the holder of the Award.

        The Board may also amend without stockholder approval, and has in fact amended, the 2002 Plan as necessary to enable Awards to qualify for favorable foreign tax treatment in the case of a Participant who is subject to a tax regime outside the United States.

Tax Treatment

        The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

        Tax Treatment of Options.    An Optionee realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the Common Stock acquired pursuant to an exercise of an option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the Common Stock is not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. An Optionee may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock acquired by exercise of the option is taxed as short-term or long-term capital gain, depending on the holding period after exercise. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when the Optionee recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the Optionee.

        Generally, an Optionee incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although an Optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the Optionee will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an incentive stock option, but we are entitled to a tax deduction if the Optionee recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the Optionee recognizes income.

        Tax Treatment of Stock Appreciation Rights.    A Participant realizes no income upon the grant of a stock appreciation right, but upon its exercise recognizes ordinary compensation income in an amount equal to the cash or cash equivalent that he receives at that time. If the Participant receives Common Stock upon exercise of the stock appreciation right, he recognizes ordinary compensation income equal to the fair market value of the Common Stock received (or, if the Common Stock is subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires, unless he or she elects to be taxed currently), which is measured by the difference between the base amount set forth in the related agreement and the fair market value of the Common Stock. We are entitled to a tax deduction in the amount of ordinary compensation income recognized.

        Tax Treatment of Stock Grants.    A person who receives a stock grant without any restrictions will recognize ordinary compensation income on the fair market value of the Common Stock over the amount (if any) paid for the Common Stock. If the Common Stock is subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of such income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the Common Stock. Alternatively, a Participant may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the Common Stock at the time of grant over the amount (if any) paid for the Common Stock, notwithstanding any restrictions. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the Participant.

        A Participant who receives restricted stock units or performance units generally will not recognize ordinary compensation income at the time of grant. This is because the recipient does not receive any shares of our Common Stock when the unit is granted, but rather will customarily receive stock shortly after the corresponding portion of the unit vests. At that time, the Participant will recognize ordinary compensation income equal to the fair market value of the Common Stock or cash received less the price paid, if any. When the stock is subsequently sold, the Participant generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the stock when acquired plus any amount paid). The capital gain or loss will be long-term if the stock was held for more than one year or short-term if held for a shorter period. We will be entitled to a tax deduction when the Participant recognizes ordinary compensation income.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to our PEO and the three other most highly compensated executive officers, but not including our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. In the case of options and stock appreciation rights, the performance-based exception is satisfied if, in addition to other requirements, the plan under which the option or stock appreciation rights are granted is approved by stockholders, the grants are made by a committee of outside directors and the amount of compensation a person can receive is based solely on an increase in the value of the stock after grant.

        As a result of the Fifth Amendment, other forms of equity and cash awards under the 2002 Plan will be eligible for the performance-based exception, to the extent the stockholders approve the Amendment and the Compensation Committee satisfies the applicable requirements such as using performance goals included in the Fifth Amendment and taking certain actions on a timely basis.

Award Information

        The benefits or amounts that may be received or allocated to any individual under the 2002 Plan, as proposed to be amended, are not determinable.

        Options to purchase Common Stock that have been granted under the 2002 Plan in the past as of March 31, 2010, are set forth in the following table.

Option Grants under the 2002 Plan

Name and Position	Number of Shares Underlying Options
C. Richard Reese, Executive Chairman of the Board	128,663
Robert T. Brennan, President and Chief Executive Officer	1,438,022
Brian P. McKeon, Chief Financial Officer	469,907
Marc A. Duale, President, Iron Mountain International	333,958
Ramana Venkata, President, Iron Mountain Digital	228,332
Harold E. Ebbighausen, President, North America	312,610
All current executive officers as a group	2,911,492
All current directors who are not executive officers as a group	253,368
Clarke H. Bailey	40,146
Constantin R. Boden	40,146
Kent P. Dauten	40,146
Per-Kristian Halvorsen	5,142
Michael W. Lamach	21,567
Arthur D. Little	40,146
Vincent J. Ryan	40,146
Laurie A. Tucker	23,711
Alfred J. Verrecchia	2,218
Each associate of such directors and executive officers	31,844
Each other person who received 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	15,733,631

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required for the stockholders to approve the Fifth Amendment, which expands the types of Awards available under the 2002 Plan and includes performance-based criteria that will permit the Company to maximize its opportunities to pay tax-deductible compensation. For the purpose of determining whether a majority of the votes have been cast in favor of the approval of the amendment to the 2002 Plan, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the amendment to the 2002 Plan.

 ITEM 3

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006
SENIOR EXECUTIVE INCENTIVE PROGRAM

        The Board has approved, and is proposing for stockholder approval, an amendment, attached as Appendix B, to the 2006 SEIP to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder. For your information, attached as Appendix C is a copy of the 2006 SEIP, as amended by the proposed amendment.

        The purpose of the 2006 SEIP was, and remains, to align the interests of Mr. Brennan, who was the Company's president when the 2006 SEIP was approved and is now the Company's chief executive officer, with the interests of stockholders. In addition, the 2006 SEIP allows the annual performance-based compensation paid to Mr. Brennan to be tax deductible by the Company. The proposed amendments to the 2006 SEIP were approved to provide the Compensation Committee with sufficient flexibility to design a competitive compensation package for Mr. Brennan and any person serving as our chief executive officer, as well as to ensure that the performance goals under the 2006 SEIP are consistent with the organizational goals set by the Compensation Committee, the Board and management.

In General

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the PEO and the three other most highly compensated executive officers, but excluding our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

Description of the 2006 SEIP

        The 2006 SEIP was adopted after an analysis by the Compensation Committee of the total compensation package of Mr. Brennan relative to the total compensation of a peer group. The Compensation Committee felt that a significant portion of Mr. Brennan's compensation should be in the form of a performance-based bonus.

        Currently under the 2006 SEIP, Mr. Brennan is eligible for a cash bonus of up to the lesser of 1.25 times his base salary for the fiscal year or $1,500,000, based on certain performance goals established annually by the Compensation Committee. If the amendment is approved, the Company's chief executive officer's maximum cash bonus will increase to the lesser of 3.0 times his base salary for the fiscal year or $3,500,000. For each fiscal year, the Compensation Committee establishes in writing the performance goals for the chief executive officer. The performance goals are established at a time when achievement of the goals is substantially uncertain (but never more than 90 days following the start of the fiscal year to which the payment relates). The performance goals for the 2006 SEIP for the 2009 fiscal year were selected by the Compensation Committee in March 2009. Because the Board and the Compensation Committee believe that certain of the specific corporate performance goals will constitute confidential business information, disclosure of which could adversely affect the Company, certain of the specific corporate performance goals have not been disclosed. The specific financial goals established for Mr. Brennan's 2009 incentive compensation are set forth under the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Performance goals under the 2006 SEIP currently are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. If the amendment is approved, the criteria will be expanded to include return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total stockholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; and organizational or transformational metrics. The objectives may be based on a percentage change or achievement of a stated objective. Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its subsidiaries as a whole or on any business unit of the Company and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. Further, the objectives may be adjusted as necessary to reflect acquisitions, and if the amendment is approved, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. One hundred percent of the annual 2006 SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid. Finally, the participation criteria of the 2006 SEIP have been revised to make it clear it applies to any person serving in the capacity of the Company's chief executive officer.

        Under the 2006 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion (after consultation with the chair of the Audit Committee), any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

        After the close of the Company's fiscal year, and generally before the close of the next fiscal year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and will make a final determination of the amount payable under the 2006 SEIP with respect to such completed fiscal year.

        The 2006 SEIP is intended to provide a framework within which to manage and reward our chief executive officer's annual and long-term performance, clearly establish and communicate the goals and objectives for the Company, motivate and reward performance supporting the Company's business goals, link rewards with individual performance and provide a positive compensation opportunity along with a substantial downside risk. The Board believes that the 2006 SEIP, as amended if the amendment is approved, will achieve these goals.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment of the 2006 SEIP, including the approval of the payment criteria. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the 2006 SEIP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the amendment to the 2006 SEIP and the approval of the payment criteria.

 ITEM 4

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003
SENIOR EXECUTIVE INCENTIVE PROGRAM

        The Board has approved, and is proposing for stockholder approval, an amendment, attached as Appendix D, to the 2003 SEIP to modify the definition of participant and modify and re-approve the payment criteria thereunder. For your information, attached as Appendix E is a copy of the 2003 SEIP, as amended by the proposed amendment.

        The purpose of the 2003 SEIP was, and remains, to align the interests of Mr. Reese, the 2003 SEIP's only participant, with the interests of stockholders. In addition, the 2003 SEIP allows the annual performance-based compensation paid to Mr. Reese to be tax deductible by the Company. The proposed amendments to the 2003 SEIP were approved to provide the Compensation Committee with sufficient flexibility to design a competitive compensation package for Mr. Reese and any person serving as the Company's executive chairman of the Board, as well as to ensure that the performance goals under the 2003 SEIP are consistent with the organizational goals set by the Compensation Committee, the Board and management.

In General

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the PEO and the three other most highly compensated executive officers, but excluding our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

Description of the 2003 SEIP

        The 2003 SEIP was adopted after an analysis by the Compensation Committee of the total compensation package of Mr. Reese relative to the total compensation of his peer group. The Compensation Committee felt that a significant portion of Mr. Reese's compensation should be in the form of a performance-based bonus.

        Under the 2003 SEIP, Mr. Reese is eligible for a cash bonus of up to the lesser of 3.0 times his base salary for the fiscal year or $3,500,000, based on certain performance goals established annually by the Compensation Committee. For each fiscal year, the Compensation Committee establishes in writing the performance goals for the executive chairman. The performance goals are established at a time when achievement of the goals is substantially uncertain (but never more than 90 days following the start of the fiscal year to which the payment relates). The performance goals for the 2003 SEIP for the 2009 fiscal year were selected by the Compensation Committee in March 2009. Because the Board and the Compensation Committee believe that certain of the specific corporate performance goals will constitute confidential business information, disclosure of which could adversely affect the Company, certain of the specific corporate performance goals have not been disclosed. The specific financial goals established for Mr. Reese's 2009 incentive compensation are set forth under the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Performance goals under the 2003 SEIP currently are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. If the amendment is approved, the criteria will be expanded to include return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total stockholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; and organizational or transformational metrics. The objectives may be based on a percentage change or achievement of a stated objective. Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its subsidiaries as a whole or on any business unit of the Company and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. Further, the objectives may be adjusted as necessary to reflect acquisitions, and if the amendment is approved, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. One hundred percent of the annual 2003 SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid. Finally, the participation criteria of the 2003 SEIP have been revised to make it clear it applies to any person serving in the capacity of the Company's executive chairman.

        Under the 2003 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion (after consultation with the chair of the Audit Committee), any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

        After the close of the Company's fiscal year, and generally before the close of the next fiscal year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and will make a final determination of the amount payable under the 2003 SEIP with respect to such completed fiscal year.

        The 2003 SEIP is intended to provide a framework within which to manage and reward the executive chairman's annual and long-term performance, clearly establish and communicate the goals and objectives for the Company, motivate and reward performance supporting the Company's business goals, link rewards with individual performance and provide a positive compensation opportunity along with a substantial downside risk. The Board believes that the 2003 SEIP, as amended if the amendment is approved, will achieve these goals.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment of the 2003 SEIP, including the approval of the payment criteria. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the 2003 SEIP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the amendment to the 2003 SEIP and the approval of the payment criteria.

 ITEM 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche in 2009 are shown in the table appearing on page 60 of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director; (2) Messrs. Brennan, McKeon, Reese, Duale, Ebbighausen and Venkata, or the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2010, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Executive Officers
Clarke H. Bailey(3)	227,310	*
Constantin R. Boden(4)	155,139	*
Robert T. Brennan(5)	775,901	*
Kent P. Dauten(6)	2,670,904	1.3%
Marc A. Duale(7)	202,780	*
Harold E. Ebbighausen(8)	186,150	*
Per-Kristian Halvorsen(9)	0	*
Michael W. Lamach(10)	14,182	*
Arthur D. Little(11)	65,261	*
Brian P. McKeon(12)	260,254	*
C. Richard Reese(13)	4,770,376	2.3%
Vincent J. Ryan(14)	15,861,357	7.8%
Laurie A. Tucker(15)	16,326	*
Ramana Venkata(16)	38,400	*
Alfred J. Verrecchia(17)	0	*
All directors and executive officers as a group (15 persons)(18)	22,293,750	10.9%
Five Percent Stockholders
Baillie Gifford & Co.(19)	11,734,732	5.8%
Capital World Investors(20)	14,145,000	7.0%
Davis Selected Advisors L.P.(21)	41,385,688	20.4%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and executive officers is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(3)
Mr. Bailey is a director of the Company. Includes 21,650 shares held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 21,650 shares held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 58,472 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(4)
Mr. Boden is a director of the Company. Includes 58,472 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(5)
Mr. Brennan is a director and the Company's chief executive officer. Includes 772,853 shares that Mr. Brennan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(6)
Mr. Dauten is a director of the Company. Includes 2,656,261 shares held, jointly with his wife, in a brokerage account, which has margin capability. Includes 14,643 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(7)
Mr. Duale is president, Iron Mountain International. Consists of 202,780 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(8)
Mr. Ebbighausen is president, North America. Includes 183,420 shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010. Under the regulations of the SEC our "named executive officers" consist of our principal executive officer, principal financial officer and our next three most highly compensated executive officers. For 2009, Messrs. Duale, Reese and Venkata were our three most highly compensated executive officers other than Mr. Brennan and Mr. McKeon. For Mr. Venkata, this was due in part to the final payment of a retention bonus agreed upon in 2007 in connection with our acquisition of Stratify and the option grant and payment of relocation expenses he received in connection with his promotion to president, Iron Mountain Digital. Because these payments were unique to the acquisition of Stratify and his promotion, we do not believe Mr. Venkata's total compensation for 2009 is a true representation of his compensation vis-a-vis other executive officers, such as Mr. Ebbighausen. We have chosen to include Mr. Ebbighausen as a Named Executive Officer in this Proxy Statement because were it not for the foregoing payments to Mr. Venkata, Mr. Ebbighausen in 2009 would have been, and we expect that in 2010 he will be, one of our three most highly compensated officers other than Messrs. Brennan and McKeon.

(9)
Mr. Halvorsen was appointed a director of the Company in September 2009.

(10)
Mr. Lamach is a director of the Company. Consists of 14,182 shares that Mr. Lamach has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010. Does not include the 1,440 shares of phantom stock reported on Form 4s previously filed with the SEC as of March 31, 2010.

(11)
Mr. Little is a director of the Company. Includes 32,500 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership, and 32,761 shares that Mr. Little has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(12)
Mr. McKeon is chief financial officer of the Company. Consists of 260,254 shares that Mr. McKeon has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(13)
Mr. Reese is a director and executive chairman of the Board of the Company. Includes 1,222,086 shares of Common Stock held in the Reese Family 2005 LLC, a Delaware limited liability company. Mr. Reese is the investment manager of the Reese Family 2005 LLC and therefore has control over the sale or distribution of any shares held by the Reese Family 2005 LLC, the timing of such sales or distributions and the use of the proceeds of any sale or distribution. Mr. Reese disclaims beneficial ownership of all securities held by the Reese Family 2005 LLC. Mr. Reese's wife and a trust for the benefit of Mr. Reese's children own all of the interests in the Reese Family 2005 LLC. Also includes 2,950,590 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Corporation as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as president of the predecessor corporation to Schooner. Pursuant to such arrangement, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,950,590 shares of Common Stock with payments to Mr. Reese commencing on the first business day of 2013 and payable in ten annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. In addition, any unpaid benefits pursuant to this arrangement shall be payable to Mr. Reese's beneficiary(ies) in a lump sum upon his death. Benefits pursuant to this arrangement are payable in cash or, at Mr. Reese's election,

  Common Stock. Schooner Capital Corporation has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese.

(14)
Mr. Ryan is a director of the Company. Includes 49,177 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010. Does not include the 2,525 shares of phantom stock reported on Form 4s previously filed with the SEC as of March 31, 2010. Also includes:

a.
6,199,575 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987, or Ryan 1987 Trust. Includes 1,105,132 shares that the Ryan 1987 Trust has pledged to a bank as collateral for a line of credit granted to the Ryan 1987 Trust. Also includes 912,727 shares in a brokerage account that may be deemed to be pledged. Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 6,199,575 shares.

b.
85,351 shares held by the Carla E. Meyer Revocable Trust dated December 7, 2001, or the Meyer 2001 Trust. Mr. Ryan and Carla Meyer are the Trustees of the Meyer 2001 Trust. The Trustees have joint voting and dispositive power over such shares.

c.
251,265 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated October 29, 2008, or Meyer 2008 Trust. Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2008 Trust. The Trustees of the Meyer 2008 Trust have joint voting and dispositive power over such shares.

d.
9,234,256 shares held by Schooner Capital Corporation. Includes (i) 2,120,145 shares that are pledged as collateral to a bank in connection with Schooner Capital Corporation's credit facility and (ii) 150,000 shares that have been pledged as collateral for Schooner Capital Corporation's margin account at a brokerage firm. Schooner Capital also holds 3,825,000 shares in a brokerage account that may be deemed to be pledged. Of these 9,234,256 shares, as a result of a deferred compensation arrangement between Schooner Capital Corporation and C. Richard Reese relating to former services by Mr. Reese as president of the predecessor corporation to Schooner, Mr. Reese shares beneficial ownership of 2,950,590 shares with Schooner Capital Corporation. Mr. Ryan is Chairman and the beneficial owner of Schooner. Pursuant to such deferred compensation arrangement, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,950,590 shares of Common Stock with payments to Mr. Reese commencing on the first business day of 2013 and payable in ten annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. In addition, any unpaid benefits pursuant to this arrangement shall be payable to Mr. Reese's beneficiary(ies) in a lump sum upon his death. Benefits pursuant to this arrangement are payable in cash or, at Mr. Reese's election, Common Stock. Schooner Capital Corporation has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Mr. Ryan has sole voting power with respect to only 6,283,666 of the shares of Common Stock held by Schooner Capital Corporation, and has sole dispositive power with respect to the entire 9,234,256 shares held by Schooner Capital Corporation. Mr. Ryan is president of Schooner Capital Corporation and he, and members of his family, are the sole shareholders of Schooner Capital Corporation.

e.
13,383 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee. Mr. Ryan shares voting and investment power of these shares. These shares are held in a brokerage account and may be deemed to be pledged.

f.
28,350 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1998 Issue Trust, of which Mr. Ryan was the Settlor.

  Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(15)
Ms. Tucker is a director of the Company. Consists of 16,326 shares that Ms. Tucker has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(16)
Mr. Venkata is president, Iron Mountain Digital. Consists of 38,400 shares that Mr. Venkata has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(17)
Mr. Verrecchia was appointed a director of the Company in March 2010.

(18)
Includes 1,701,740 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2010.

(19)
This information is as of December 31, 2009 and is based solely on a Schedule 13G filed with the SEC on February 8, 2010. In accordance with the disclosures set forth in such Schedule 13G, Baillie Gifford & Co. reports sole voting power over 10,118,926 shares and sole dispositive power over 11,734,732 shares. The address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(20)
This information is as of December 31, 2009 and is based solely on a Schedule 13G/A filed with the SEC on February 11, 2010. In accordance with the disclosures set forth in such Schedule 13G/A, Capital World Investors reports sole voting power over 3,105,000 shares and sole dispositive power over 14,145,000 shares, but disclaims beneficial ownership as to all of these shares. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(21)
This information is as of December 31, 2009 and is based solely on a Schedule 13G/A filed with the SEC on February 12, 2010. In accordance with the disclosures set forth in such Schedule 13G/A, Davis Selected Advisors, L.P. reports sole voting power over 33,201,154 shares and sole dispositive power over 41,385,688 shares, but disclaims beneficial ownership as to all of these shares. The address of Davis Selected Advisors, L.P. is 2949 East Elvira Road, Suite 101, Tuscon, AZ 85706.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	12,099,361		$24.06	8,421,508
Equity compensation plans not approved by security holders	0		0	0
Total	12,099,361	(1)	$24.06	8,421,508	(2)

(1)
Includes the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan, the Stratify, Inc. 1999 Stock Plan, the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, and the LiveVault Corporation 2001 Stock Incentive Plan.

(2)
Includes the 2002 Plan and the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        Consistent with our philosophy of aligning pay with performance, the primary objective of our compensation programs is to reward the achievement of both individual and Company goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to reward teamwork and contribution to the success of annually identified corporate goals and achievement of financial targets. We strive to accomplish these objectives with a competitive compensation program comprised of a combination of base salary, non-equity incentive compensation, long-term non-cash incentive compensation awards and competitive benefits, such as health benefits and life insurance. While one of the overall objectives of our compensation program is to attract, retain and motivate highly talented people, each element of compensation is also aimed at a more specific purpose, as described below.

Components of Compensation

        Based on the above-stated objectives and philosophies, our Compensation Committee has structured our Named Executive Officers total annual compensation as a combination of salary, short-term non-equity incentive compensation, long-term non-cash incentive compensation and benefits to motivate these officers to achieve our goals and to reward the achievement of those goals as described below.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals.

  •
  Annual short-term non-equity incentive compensation awards under our 2006 SEIP and 2003 SEIP are designed to focus our chief executive officer and our executive chairman, respectively, on annual budgeted financial results and implementation or achievement of specific strategic and operational initiatives.

  •
  Annual short-term non-equity incentive compensation awards for the Other Named Executive Officers are designed to focus these individuals on performance of financial goals in line with the annual budget, as well as successful completion or progress towards completion of initiatives in areas within their control, and to reward outstanding individual performance.

  •
  Long-term non-cash incentives, historically in the form of option awards, are designed to reward overall performance and encourage our Named Executive Officers to continue their association with us by providing additional opportunities for them to participate in the ownership of the Company and its future growth and to increase stockholder value.

  •
  We offer competitive retirement and welfare benefit programs aimed at attracting and retaining highly qualified individuals. Our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain limits imposed by the Internal Revenue Code of 1986, as amended, or the Code, and that result from nondiscrimination testing. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by our Named Executive Officers up to $4,900, subject to other limits that may result from nondiscrimination testing required under applicable Internal Revenue Service rules.

  •
  Our Executive Deferred Compensation Plan allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. This plan is intended to encourage the continued employment of the participating employees, who are largely responsible for our success, and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability.

  •
  The Iron Mountain Incorporated 2003 Employee Stock Purchase Plan, or ESPP, provides all of our U.S. employees with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

  •
  Employees are automatically enrolled in group term life insurance, a benefit offered to U.S. employees, including the Named Executive Officers (with the exception of Mr. Duale). Mr. Duale participates in a UK-based life insurance plan.

        Mr. Duale, president, Iron Mountain International, receives additional benefits that are customary for executives in Europe with global responsibilities as more fully discussed under the "—Employment Agreements with Mr. Brennan and Mr. Duale" section of this Proxy Statement.

        We believe that the allocation, or mix, among base salary, short-term non-equity and long-term non-cash incentive compensation plays an important part in achieving our overall objectives. We utilize the data provided by Hewitt to assist us in determining position-specific target allocations for each element of compensation. Target allocations are assessed for each Named Executive Officer's position. As more fully described below, in 2009 we aimed to allocate the mix of the various elements of compensation for our Named Executive Officers on par with the 50th percentile of the Relevant Peer Group for each role.

        Incentive compensation is subject to recoupment at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics which affect the executive officer's compensation.

Benchmarking

        The Company utilizes the benchmark data from the Custom Peer Group, the Chairman/Officer Peer Group, the International Revenue Peer Group and the Radford Survey Group to assess the market competitiveness of total direct compensation for the chief executive officer, the executive chairman, and the Other Named Executive Officers. Total direct compensation includes base salary, target bonus or non-equity incentive compensation, and the annualized value of long-term incentives or non-cash equity compensation. Each element of total direct compensation is assessed individually and as a component of the overall compensation structure.

        The benchmark data is utilized primarily to assess the need for market adjustments to the individual components of compensation. Hewitt recommends that companies utilize a range of value in interpreting the benchmarking data. For example, if the individual element or the total compensation for a particular Named Executive Officer varies from the 50th percentile of the officer's Relevant Peer Group by 10% or more, Hewitt recommends that the Company review the element for a potential market adjustment. This assessment can lead to increases or decreases in any element of compensation.

        The comparison to market benchmark data serves as one component of the Company's annual review of all elements of compensation for our chief executive officer, executive chairman, and Other Named Executive Officers. Although the Company's compensation philosophy is to be aligned with the 50th percentile, actual executive compensation may be different depending on such factors as the officer's experience and tenure in the position or with the Company. Adjustments to compensation can also be the result of our annual performance processes that incorporate the Company's performance and the employees' performance rating as determined by the annual assessment process. For example, Mr. Duale's total compensation is closer to the 75th percentile of the International Revenue Peer Group, which is largely the result of his depth of experience in leading international businesses prior to joining Iron Mountain and the commensurate entry compensation that was offered to Mr. Duale when he joined the Company. As described below, the chief executive officer supports this compensation level based on these factors and his continued high performance and expanding responsibilities.

Base Salary

Average Annual Merit Increase

        In the third quarter of each year the Compensation Committee reviews management's recommendation for Company-wide average annual merit increases for all employees for the upcoming calendar year. This average increase is used as a guideline by managers and the Compensation Committee when determining merit increases for employees and officers. Actual merit increases are influenced by employees' performance ratings that result from the Performance And Compensation Excellence, or PACE, program, the Company's global pay-for-performance program designed to differentiate and reward top performers in the Company. Employees, other than our chief executive officer and executive chairman, who achieve ratings of "exceed expectations" or "outstanding" are generally awarded merit increases above the approved Company-wide average annual merit increase. For 2009, the Company-wide average annual merit increase was 3%. For 2010, the Company-wide average annual merit increase was 2.5%. The merit increases may be adjusted up or down based on the PACE rating for an employee for the applicable year.

Other Named Executive Officers' Base Salary

        For 2009, our Compensation Committee reviewed and approved recommendations made by the chief executive officer for base salaries for the Other Named Executive Officers, based upon the chief executive officer's evaluations of their performance, the Relevant Peer Group base salary benchmark and the officer's experience and tenure. The chief executive officer analyzed each of the other Named Executive Officer's salary in light of the Company's performance, the individual's annual performance rating, comparisons to the Relevant Peer Group for each officer, other compensation components offered by the Company, and the experience and expected future contributions of such Named Executive Officers. The chief executive officer considered the Other Named Executive Officer's performance and recommended a merit increase based on the Company-wide average merit increase, which the chief executive officer may increase or decrease for each Other Named Executive Officer based on such officer's performance. We targeted Named Executive Officer base salaries to be in line with the 50th percentile of similarly situated officers at the Relevant Peer Group companies.

        On April 1, 2009, Mr. Duale's base salary was increased by 3% due to his employee rating in the PACE program for his 2008 performance and the market competitiveness of his base salary in reference to similarly situated officers in the International Revenue Peer Group. In late 2009, Mr. Duale's base salary was converted to Euros due to his promotion to president, Iron Mountain International and subsequent relocation in June, 2009. Mr. Duale's base salary was in the 75th percentile of similarly situated officers at International Revenue Peer Group companies largely due to his depth of experience in leading international businesses prior to joining Iron Mountain and the commensurate entry compensation that was offered to Mr. Duale when he joined the Company. Based upon the foregoing and Mr. Duale's salary in reference to the benchmark data, the chief executive officer did not recommend any further changes in his base salary in 2010 based upon his 2009 performance.

        Mr. Venkata's base salary was increased by $75,000 in 2009 as a result of his elevation to chief operating officer of Iron Mountain Digital and president, Iron Mountain Digital. In reviewing Mr. Venkata's entry salary for the role of president, Iron Mountain Digital against the Custom Peer Group, it exceeded the 50th percentile for similar positions in the Custom Peer Group. Upon further analysis, the chief executive officer determined that the Custom Peer Group did not provide an adequate benchmark for Mr. Venkata's position because it did not include a sufficient number of software companies. As a result, the chief executive officer reviewed reference data for the role provided by the Radford Survey, a technology based compensation survey which benchmarks software companies with revenues from $200 million to $1 billion, excluding those organizations headquartered in Northern California. The "Radford Survey Group" includes the one hundred and fifty organizations including but not limited to the following: Novell, Inc.; Akamai Technologies, Inc.; Siemens Enterprise

Communications, Inc.; Kronos; Pegasystems Inc.; Status Technologies Inc.; Cognex Corporation; Commvault Systems, Inc. and Trizetto Group Inc. The chief executive officer recommended the increase in Mr. Venkata's base salary based on reference to the 50th percentile of the Radford Survey Group and Mr. Venkata's experience and tenure with the Company, which the Compensation Committee supported.

        In April 2009, Mr. McKeon's base salary was increased by 4.5% due to his annual employee rating in the PACE program for his 2008 performance. The recommended merit increase was aligned with the average merit increase for those employees similarly rated in the PACE cycle. Mr. McKeon's base salary for 2009 remained in line with the 50th percentile for his Relevant Peer Group. In March 2010, Mr. McKeon's base salary was increased by 6% due to his annual employee rating in the PACE program for his 2009 performance. The recommended merit increase in 2010 was aligned with the average merit increase for those employees similarly rated in that PACE cycle. Mr. McKeon's base salary for 2010 is in line with the 50th percentile for his Relevant Peer Group.

        In April 2009, Mr. Ebbighausen's base salary was increased by 4.5% due to his annual employee rating in the PACE program for his 2008 performance. The recommended merit increase was aligned with the average merit increase for those employees similarly rated to Mr. Ebbighausen in the PACE cycle. Effective in April 2010, the Compensation Committee approved management's recommendation for a base salary increase of $65,000 for Mr. Ebbighausen to align him with the 50th percentile of similarly situated officers at the Relevant Peer Group companies.

Chief Executive Officer and Executive Chairman Base Salary

        For Mr. Brennan's 2009 base salary, our Compensation Committee considered the Company's and Mr. Brennan's individual performance, external market comparisons to the Custom Peer Group, the Company-wide average merit increase for the respective year and the pay mix of Mr. Brennan's total compensation as described below. The Compensation Committee recommended to the Board that Mr. Brennan's 2009 base salary be increased by 3% due to his annual performance assessment conducted by the Compensation Committee for his 2008 performance. However, at the outset of 2009 Mr. Brennan declined all increases in compensation for 2009, including increases for merit and non-equity incentive compensation, due to the economic hardship faced by our employees and customers. Similar to our approach with the Other Named Executive Officers, we targeted our chief executive officer's salary to be in line with the 50th percentile of similarly situated officers at the Custom Peer Group. The actual base salary of our chief executive officer in 2009 remained in line with the 50th percentile of his respective peer group at the Custom Peer Group companies.

        In March 2010, the Compensation Committee recommended and the independent members of the Board approved a 3% increase in Mr. Brennan's base salary due to his annual performance assessment as conducted by the Compensation Committee. The recommended merit increase was aligned with the average merit increases Company-wide for that PACE cycle. Mr. Brennan's base salary for 2010 is in line with the 50th percentile for his Relevant Peer Group.

        For Mr. Reese's 2009 base salary, our Compensation Committee considered the Company's performance, Mr. Reese's individual performance assessment, external market comparisons to the Chairman/Officer Peer Group provided by Hewitt, our Company-wide average merit increase for 2009 and the pay mix of Mr. Reese's total compensation as described below. Similar to our approach with the Other Named Executive Officers, we targeted our executive chairman's base salary to be in line with the 50th percentile of similarly situated officers at the Chairman/Officer Peer Group. Mr. Reese's base salary was adjusted downward by 15.38% in June 2008 following his transition from the role of chief executive officer to executive chairman. The adjustment was based on the Compensation Committee's review of the scope of the role of executive chairman and review of benchmark data provided by Hewitt. His salary was maintained in 2009 based on the mid-year adjustments made in June 2008 and following further review of the role of executive chairman and a comparison to the

Chairman/Officer Peer Group data provided by Hewitt. Mr. Reese's base salary fell within the 75th percentile of the Chairman/Officer Peer Group companies in 2009. The Compensation Committee recommended this salary due to Mr. Reese's extensive experience with the organization and the scope of the executive chairman role at the Company.

        Mr. Reese's base salary was maintained in 2010 following the annual review of the role of executive chairman, comparison to the Chairman/Officer Peer Group data provided by Hewitt, and his performance assessment. Mr. Reese's base salary fell in line with the 75th percentile of the Chairman/Officer Peer Group companies. The Compensation Committee recommended this salary due to Mr. Reese's extensive experience with the organization and the scope of the executive chairman role at the Company.

        Consistent with the salaries of Named Executive Officers of the Relevant Peer Group companies, our chief executive officer and executive chairman have significantly higher base salaries than the Other Named Executive Officers. This is due primarily to the greater responsibility, experience and oversight duties of these officers as compared to the Other Named Executive Officers and in part due to our efforts to keep our base salaries of all of our Named Executive Officers in line with the 50th percentile of their Relevant Peer Group companies. Mr. Duale, president, Iron Mountain International, has a reported base salary higher than Messrs. Ebbighausen, McKeon and Venkata, due to the benchmarking of his compensation against executive profiles with similar international roles and responsibilities. Mr. Duale's salary is stated in U.S. dollars in this Proxy Statement, although he was paid in British Pounds Sterling through December 15, 2009 and in Euros thereafter.

Performance-Based Incentive Compensation

Short-Term Non-Equity Incentive Compensation of Executive Chairman and Chief Executive Officer

        Each year, our Compensation Committee establishes in writing the performance goals for our chief executive officer and executive chairman under the 2006 SEIP and 2003 SEIP, respectively. Performance goals under the SEIPs (prior to the amendments) may be based on one or more business criteria such as the following: EBITDA; adjusted OIBDA or Contribution; OIBDA; Gross Revenues; growth rate; capital spending; return on invested capital; free cash flow; attaining budget; operating income; and the achievement of stated corporate goals including but not limited to acquisitions, alliances, joint ventures and international development and expansion. If the amendments to the 2003 SEIP and 2006 SEIP are approved by the stockholders, the business criteria will be expanded to include return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total stockholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets and organizational or transformational metrics. Two-thirds of the incentive compensation governed by each SEIP is based upon the achievement of budgeted financial objectives and the remaining one-third is based upon achievement of specific corporate goals and objectives. For 2009, the budgeted financial objectives were Gross Revenues and Contribution (also referred to as adjusted OIBDA). The Company believes that Gross Revenues and Contribution are each valuable measures to evaluate the operating performance of our business and, in particular, we use Contribution as the basis for evaluating the performance of and allocating resources to our operating segments. For 2009, the specific corporate goals and objectives included items such as improvement in business processes; the establishment of business plans to achieve certain targeted objectives; the development of senior leadership; and the establishment of succession planning for critical positions. All performance goals under each SEIP are defined in the first quarter of the year and approved by the Compensation Committee, following consultation by the Compensation Committee with the other independent members of the Board.

        The purpose of the SEIPs is to align the interests of the chief executive officer and the executive chairman with the interests of stockholders. In addition, the SEIPs allow annual non-equity incentive compensation paid to the chief executive officer and the executive chairman to be tax deductible by the Company under Section 162(m) of the Code, as discussed on page 48 of this Proxy Statement.

        One hundred percent of the short-term non-equity performance-based incentive compensation available to an executive under the relevant SEIP may be paid only if all established objectives are fully achieved. Neither SEIP provides for the ability of the executive to receive more than 100% of the stated maximum compensation, even if results exceed the stated goals.

        The calculation of the amount paid under each SEIP proceeds as follows: one-third of the SEIP payment is based upon the Company's achievement of strictly defined percentages of Gross Revenues; one-third of the SEIP payment is based upon the Company's achievement of strictly defined percentages of Contribution; and the remaining one-third is based upon achievement of additional pre-defined criteria relating to specific corporate goals and objectives, based upon data derived from the performance assessment process conducted by the Compensation Committee. Compensation Committee members individually interview members of the executive team to ascertain the performance of the chief executive officer and executive chairman against the pre-determined corporate goals and objectives. The Compensation Committee then collectively determines a performance assessment and uses this assessment to inform the decisions related to components of non-equity incentive compensation. The Compensation Committee reviews, approves and recommends to the independent members of the Board for their ratification all payments made under the SEIPs. The Compensation Committee then provides in-person feedback to the chief executive officer and the executive chairman prior to concluding the review cycle.

        The maximum annual non-equity incentive compensation for the chief executive officer under the 2006 SEIP for 2009 was set at 125% of his annual base salary. Despite the Compensation Committee's interest in increasing the maximum annual non-equity incentive compensation for Mr. Brennan under his SEIP, due to the economic hardship faced by our employees and customers at the outset of 2009, Mr. Brennan declined all increases in compensation for 2009, including increases for merit and incentive compensation. If the proposed amendment to the 2006 SEIP is approved by the stockholders, the maximum annual performance based incentive compensation for Mr. Brennan for 2011 will be the lesser of 300% of his annual base salary or $3,500,000 (increased from the lesser of 125% of his annual base salary or $1,500,000). For 2010 the Compensation Committee established the target non-equity incentive compensation at 150% of base salary for the chief executive officer, whether under the 2006 SEIP or otherwise.

        The Compensation Committee reduced the 2009 target annual short-term non-equity incentive compensation for the executive chairman under the 2003 SEIP to 150% of his base salary from 300% in 2008.

        For 2009, the categories of criteria set by our Compensation Committee for determining the annual bonus of our chief executive officer and our executive chairman were: (1) achieving budgeted Gross Revenue targets; (2) achieving budgeted Contribution targets; and (3) the achievement of specific corporate goals and objectives.

        The category "achievement of specific stated corporate goals and objectives" included clearly defined strategic and organizational initiatives including but not limited to improvement in business processes; the establishment of business plans to achieve certain targeted objectives; the development of senior leadership; and the establishment of succession planning for critical positions that the Compensation Committee determined were important to our success last year. Both Gross Revenues and Contribution targets and results are adjusted to eliminate the effect of foreign exchange and incentive compensation expense.

        For 2009, our chief executive officer achieved 66.7% of his potential under the 2006 SEIP due to his satisfactory achievement of his corporate goals and objectives, the Company's achievement of 96.6% of the target Gross Revenues of $3.1 billion, and the Company's achievement of 101.5% of the target Contribution of $839 million. For 2009, our executive chairman realized 66.7% of his incentive compensation potential under the 2003 SEIP due to his satisfactory achievement of corporate goals and objectives, the Company's 96.6% achievement of the target Gross Revenues of $3.1 billion, and the Company's 101.5% achievement of the target Contribution of $839 million.

        In early 2010, the Compensation Committee set comparable categories of criteria for 2010 for both the chief executive officer and executive chairman under the SEIPs. The targets for the two officers' short-term non-equity incentive compensation in both 2009 and 2010 were set at levels that we believed were appropriate given our desired return on investment, growth rates and industry dynamics, and were challenging but reasonably attainable. For 2010, both the chief executive officer's and the executive chairman's financial targets under the SEIPs are based on (a) Gross Revenues and (b) Contribution. For 2010, the achievement of specific corporate goals and objectives includes clearly defined strategic and organizational initiatives that the Compensation Committee determined were important to the organization, including but not limited to objectives related to return on invested capital. In early 2010, the Compensation Committee increased the target annual short-term non-equity incentive compensation for the chief executive officer for 2010 to 150% of his base salary, whether under the 2006 SEIP or otherwise. The Compensation Committee determined in early 2010 that the maximum annual short-term non-equity incentive compensation for the executive chairman should remain at 150% of his base salary for 2010.

Short-Term Non-Equity Incentive Compensation for Other Named Executive Officers

        We have non-equity incentive compensation arrangements for our Other Named Executive Officers that are similar to those utilized for the chief executive officer and executive chairman. Non-equity incentive compensation targets ranging from 0% to 100% of these other Named Executive Officers' base salary may be paid, depending upon their respective positions. For 2009, Mr. McKeon and Mr. Ebbighausen had short-term non-equity incentive compensation potential of 100% of their base salaries. Mr. Duale had short-term non-equity incentive compensation potential of 60% of his base salary for 2009. Mr. Venkata had the opportunity to earn 60% of his base salary for the January through June period of 2009 and he had the opportunity to earn 75% of his base salary for the July through December 2009 period. In general the Company utilizes a 100% incentive compensation opportunity for its most senior executives who are responsible for lines of business or who are Named Executive Officers, excluding the chief executive officer and the executive chairman. Variance from this approach is related to compensation decisions based upon the comparison to the 50th percentile of the total direct compensation from the Relevant Peer Group for each Other Named Executive Officer. Achievement of the targeted opportunity is based upon the Company's performance against targeted financial goals, the executive's performance rating and personal performance against stated corporate goals of the respective Named Executive Officer. The chief executive officer manages the establishment of corporate goals and relevant financial targets for the Other Named Executive Officers. For 2009, Gross Revenues and Contribution targets were set as the financial criteria for the Other Named Executive Officers (excluding Mr. Venkata) in addition to an individual goals and objectives component for each Other Named Executive Officer defined for areas within their control (similar to the SEIPs). The individual specific corporate goals and objectives component included items such as the development and execution of business, organizational and marketing strategies to increase Gross Revenue and Contribution growth. Because the chief executive officer determined that it would best serve the Company if Mr. Venkata focused on non-financial goals and objectives in his initial transition into the role of president, Iron Mountain, Digital, he did not have a financial component to his target incentive compensation for 2009. Except for Mr. Venkata, each of the Other Named Executive Officers' financial targets related to the segment in which he operated: Mr. Duale's financial targets were based on Gross Revenues and Contribution from Iron Mountain International; and Mr. McKeon's financial targets were the same as the chief executive officer's and executive chairman's financial targets for 2009. Mr. Ebbighausen's financial targets were based on Gross Revenue and Contribution achieved by the North American business segment. Mr. Ebbighausen's targets also included the Gross Revenue performance of the Company. Our objective is to focus the entire team on achieving financial goals that are aligned.

        Corporate goals and objectives were set on an individual basis aimed at focusing each officer's attention in areas where that officer has the most potential for impacting the Company's performance and we think these targets were reasonably attainable if the officers performed to their potential. Milestones for the achievement of each Named Executive Officer's corporate goals were approved by the chief executive officer in early 2009 and subsequently used to objectively measure performance. In early 2009 the chief executive officer shared a summary of the Other Named Executive Officers' goals with the Compensation Committee which subsequently supported them. As set forth below, each of the Other Named Executive Officers with the exception of Mr. Venkata substantially satisfied their specific corporate goals and objectives but received less than 100% of the non-equity incentive compensation targets for 2009 because of the financial performance of the business. Mr. Venkata received 100% of his target non-equity compensation based upon the achievement of 100% of the non-financial goals and objectives set for him by the chief executive officer for 2009.

        Other Named Executive Officer Achievement of Non-Equity Incentive Compensation Potential for 2009:

  •
  Mr. Duale realized 85.6% of his non-equity incentive compensation potential due to the achievement of 97.8% of Iron Mountain International's target Gross Revenues of $657.6 million and 100% of Iron Mountain International's Contribution target of $122.4 million; and 100% of his specific corporate goals and objectives.

  •
  Mr. Ebbighausen realized 65% of his non-equity incentive compensation potential due to the achievement of 96.2% of the North American business segment target Gross Revenue of $2.1 billion, 96.6% of the Company's achievement of target Gross Revenue of $3.1 billion and 100% of the North American business segment target Contribution of $768 million, and 100% of his specific corporate goals and objectives.

  •
  Mr. McKeon realized 67% of his non-equity incentive compensation potential due to the Company's achievement of 96.6% of the target Gross Revenues of $3.1 billion, and the Company's achievement of 101.5% of the target Contribution of $839 million, and 100% of his specific corporate goals and objectives.

  •
  Mr. Venkata realized 100% of his non-equity incentive compensation potential due to his achievement of 100% of his specific corporate goals and objectives as described above.

        In 2009, Mr. Venkata also received a retention bonus of $145,884 agreed to in 2007 in connection with our acquisition of Stratify.

        For 2010, Mr. McKeon's specific corporate goals and objectives include specific defined strategic and organizational initiatives that the chief executive officer determined were important to the organization, including but not limited to objectives related to return on invested capital.

        For 2010, Mr. Duale's non-equity incentive compensation target increased to 80% of his base salary to reflect his expanding duties as president, Iron Mountain International. The chief executive officer recommended the increase to the Compensation Committee following a review of Mr. Duale's performance and the International Revenue Peer Group data. In evaluating Mr. Duale's compensation in light of his increasing responsibilities as president, Iron Mountain International the chief executive officer focused on adjustments to the variable non-equity incentive compensation component of

Mr. Duale's overall compensation due to his position in the top range of the International Revenue Peer Group for other elements of compensation.

Long-Term Non-Cash Compensation

        Under our equity incentive plans, the Board, or a committee or subcommittee thereof, may issue some or all of the following types of equity incentives to our Named Executive Officers: ISOs, NSOs, shares of our Common Stock (with or without restrictions), SARs, restricted stock units, performance shares and performance units. The Board has delegated its authority under these plans to our Compensation Committee, which has the discretion to determine the types and amounts of equity incentives as well as the terms and conditions thereof (such as vesting schedules, termination date or other restrictions). To date no grants of SARs, restricted stock, performance shares or performance units have been made to our Named Executive Officers. Our executive officers are currently not subject to equity holding periods. While other forms of equity compensation are available for issuance under our plans, in 2009 the Compensation Committee used stock options as the main form of equity incentives for Named Executive Officers. The Compensation Committee chose to award stock options in 2009 because it feels that stock option awards align employee interests with the long-term future performance of our Common Stock. However, the Compensation Committee may in the future use other or additional equity vehicles, such as performance shares or performance units, to further align the long-term incentive program with the Company's pay-for-performance philosophy and its objective in creating stockholder value. The Compensation Committee is also interested in designing the long-term incentive program to create further retention incentives for members of senior management. The Board has amended the 2002 Incentive Plan (see Item 2 of this Proxy Statement) to support this change in philosophy. The Compensation Committee has established guidelines for all awards made under our equity incentive plans.

        For newly-hired or promoted executive officers, recommended equity incentive awards are made during the next scheduled quarterly Compensation Committee meeting following his or her hire or promotion date. No offer for employment that would include an option grant in excess of our internal guidelines can be extended without the pre-approval of the Compensation Committee. When our Compensation Committee makes determinations about the amount and type of equity incentives to award to Named Executive Officers, the decision is based on a number of factors including: (1) management recommendations, (2) the amount and type of equity incentives previously granted to each Named Executive Officer, (3) the amount and terms of equity incentives granted to executive officers with similar roles in the Relevant Peer Group, (4) the value of and the complexity of the duties performed by each Named Executive Officer, (5) each such officer's performance rating, (6) the amount of time since each such officer's last equity incentive award, (7) our guidelines for granting such awards and (8) the total and average grant values for members of the Named Executive Officers internal peer group.

        The Compensation Committee reviews recommendations of award amounts for the Other Named Executive Officers proposed by the chief executive officer based upon the above-described factors. The Compensation Committee typically exercises greater discretion in determining the amounts and terms of the grants to the Named Executive Officers (as opposed to other employees) due to such officers' greater responsibilities.

        Because the schedule for consideration of option awards by the Compensation Committee and our Board is determined at quarterly meetings generally scheduled many months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        In early March 2007, the Company granted options to purchase Common Stock to a group of approximately 50 senior officers, including the Named Executive Officers other than Mr. Reese and Mr. Venkata. These grants represented a departure from our historical practice of granting options on a three-year cycle. Absent exceptional circumstances, such as promotions or exceptional performance, the expectation was that the recipients of these options would not receive additional awards of stock options for five years. For each recipient, one-half of the shares covered by the grant vests in equal installments over five years, or 20% per year, and the other half vests in equal installments over ten years, or 10% per year. The primary reason for the change in grant cycles and the lengthening of the vesting schedule in 2007 was to strengthen incentives of this group of officers to continue their relationship with the Company over an extended period, given that a substantial number of them had been with the organization for less than 24 months. As a result of the change in the grant cycle, the grants in absolute terms were larger than historical grants but represented a front loading of options typically granted by the Company. The Compensation Committee annually reviews the value of the options related to this grant to ensure that the value remains in line with the Company's granting objectives of rewarding performance and incentivizing retention. The Compensation Committee is reviewing the grant history and value of outstanding options of the Named Executive Officers as part of the analysis of the global long-term incentive program currently underway (see pages 13 and 14 of this Proxy Statement). As a departure from the five-year cycle discussed above, the Compensation Committee may consider further grants for the Named Executive Officers based upon the findings of this analysis.

        As part of the Compensation Committee's annual review of the scope and compensation for the role of executive chairman, the Committee reviewed Mr. Reese's equity compensation against the Chairman/Officer Peer Group in line with the 50th percentile of similarly situated officers in that group. In June 2009, the Compensation Committee approved, after consultation with the independent members of the Board, a stock option grant to Mr. Reese with an aggregate grant date fair value calculated in accordance with FASB Accounting Standards Codification, or ASC, Topic 718 of $759,864, or 70,546 shares based on the Black Scholes option pricing model.

        The Compensation Committee will continue to review the scope and compensation of the role of executive chairman annually. Mr. Reese's vesting period was designed to match the vesting structure of our long-term non-cash incentives for directors of the Company. Our Compensation Committee, after consultation with Mr. Reese, historically concluded that the grant of equity compensation to Mr. Reese would likely not result in meaningfully greater incentive for him due to his already significant shareholdings in us. Additionally, but to a lesser extent, Mr. Reese determined and the Compensation Committee agreed that when he was chief executive officer, options and other equity compensation that might otherwise be awarded to Mr. Reese were more effectively used for the benefit of stockholders by awarding them to employees other than Mr. Reese, and our Compensation Committee relied primarily on cash for his compensation. Due to the changing nature of the duties, responsibilities and compensation attendant to the role of executive chairman and the fact that we have a chief executive officer in addition to this role, the Compensation Committee believes that awarding options to Mr. Reese as compensation for his performance as our executive chairman and reducing the cash portion of his compensation is a good use of equity and allows the Company to use cash in other ways. In March 2010 the Compensation Committee approved, after consultation with independent members of the Board, a stock option grant to Mr. Reese with a aggregate grant date fair value of $502,784 calculated in accordance with FASB ASC Topic 718, or 58,117 shares based on the Black Scholes option pricing model.

        In connection with his promotion to chief operating officer, Iron Mountain Digital in July 2009 and to president, Iron Mountain Digital in November 2009, Mr. Venkata received a stock option grant with an aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of $1,122,755, or 106,761 shares based on the Black Scholes option pricing model. The Compensation Committee approved the grant following the recommendation of the chief executive officer. The recommendation was based upon benchmark data of total compensation for similarly situated officers in the Radford Survey Group, internal comparative data of other senior executives and the grant history for leaders who previously held this role.

        Our Compensation Committee has imposed, and may in future grants impose, vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles such as performance shares, performance units, restricted stock and restricted stock units because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time.

        Each of the Company's stock incentive plans with unvested options outstanding thereunder provide that any unvested options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason" (as defined on page 24 of this Proxy Statement), in connection with a "vesting change in control" (as defined on page 24 of this Proxy Statement) within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This change applies to the same degree to all outstanding options held by employees of the Company, including Named Executive Officers.

        Based upon a review of Custom Peer Group and general survey data prepared by other organizations, the Compensation Committee offered Messrs. Brennan and McKeon additional protection in the event of a vesting change in control, due to the scope of their respective roles and the likelihood that each could experience a diminution of duties subsequent to a vesting change in control. Therefore, the Company has entered into Change in Control Agreements with Messrs. Brennan and McKeon pursuant to which all of their currently outstanding or future granted options or other equity awards include an additional component to the term "good reason" that could result in an acceleration of options if he were to terminate his employment within the Relevant Period following a vesting change in control. The additional element is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with Mr. Brennan or Mr. McKeon's position, as the case may be, with the Company immediately prior to the vesting change in control.

Employment Agreements with Mr. Brennan and Mr. Duale

        The Company entered into an Employment Agreement in August 2008, or the Agreement, with Mr. Brennan in connection with his assumption of the role of chief executive officer. The Compensation Committee structured Mr. Brennan's Agreement following consultation with other members of the Board and following a review of detailed benchmarking data provided by Hewitt regarding employment agreements for chief executive officers for similarly sized publicly traded companies. The benchmarking data provided by Hewitt focused on specific elements contained in employment agreements for chief executive officers. A broad sample was utilized to garner an understanding of key trends in the employment agreements of chief executives as well as in response to specific inquiries made by the Compensation Committee and the Board. The Compensation Committee believed that the establishment and terms of the Agreement were comparable with those of similar agreements for chief executive officers of the benchmark data described above.

        Pursuant to the Agreement, Mr. Brennan received an initial annual base salary of $900,000 for his role as our chief executive officer. The Agreement specifies that Mr. Brennan is eligible to earn an annual bonus in accordance with the terms and conditions of the 2006 SEIP. The Agreement also provides for severance benefits as described under the "Termination and Change of Control Agreements" section of this Proxy Statement.

        In December 2009, the Company entered an employment agreement with Mr. Duale in connection with his employment as president, Iron Mountain International. Mr. Duale has had an employment contract with the Company since his initial hiring in May 2006 due to the customary nature of such agreements for executives in Europe where he works. Under his 2009 agreement, Mr. Duale is employed by the Company's Belgian subsidiary with a secondment to Hong Kong due to his International responsibilities. In addition to base salary and non-equity incentive compensation, Mr. Duale also receives a car allowance, a corresponding insurance supplement and a corresponding allowance for fuel costs, as well as life insurance and reimbursement for tax advisory services. The employment agreement has no fixed term but is terminable by either party in accordance with Belgian law. The Company agrees to give Mr. Duale at least four months' notice of termination. Should Mr. Duale's service in this role extend beyond five years additional notice of three months is required. The agreement also provides for certain payments upon termination of his employment as described under the "Termination and Change of Control Agreements" section of this Proxy Statement. We believe these benefits are customary for similar executives in Europe.

        No other executive, except for Mr. Brennan and Mr. Duale, currently has an employment agreement. However, based upon market conditions and external advice, the Company may alter its approach to the use of employment agreements over time. We do not have any agreements with executives that provide for excise tax gross-up payments.

Tax Considerations

        As previously described, Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the chief executive officer) and certain other executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Our Compensation Committee's general policy, subject to all the relevant circumstances, is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. In connection with the compensation packages of Messrs. Reese and Brennan, the Board adopted and the stockholders approved the 2003 SEIP and the 2006 SEIP, respectively, in part to maximize the deductibility of compensation paid to Messrs. Reese and Brennan. In addition, each SEIP provides a vehicle by which the Compensation Committee establishes specific annual performance goals and objectives for each of these two officers. Our Compensation Committee believes that the performance incentives established pursuant to the SEIPs are appropriate to maintain a competitive compensation package for Messrs. Reese and Brennan while achieving the goals of alignment of our most senior officers with the interests of the Company and favorable tax treatment. In addition, our equity compensation plans (other than our ESPP) have generally been designed to ensure that compensation arising on the exercise of an option satisfies the "performance-based" exception and therefore is always fully deductible. The other forms of equity and cash awards being added by the amendment to the 2002 Plan will also be eligible for the performance-based exception, to the extent the stockholders approve the amendment and the Compensation Committee satisfies the applicable requirements such as using performance goals included in the amendment and taking certain actions on a timely basis.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's annual report on Form 10-K for the year ended December 31, 2009.

COMPENSATION COMMITTEE
CLARKE H. BAILEY, Chairman KENT P. DAUTEN MICHAEL W. LAMACH

 COMPENSATION TABLES

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2007, 2008 and 2009.

Summary Compensation Table for 2007, 2008 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert T. Brennan,	2009	$900,000	$0		$0	$750,038	$26,418	$1,676,456
President and Chief	2008	$813,430	$128,444		$3,548,651	$683,294	$32,741	$5,206,560
Executive Officer	2007	$646,154	$0		$8,994,705	$646,154	$16,936	$10,303,949
Brian P. McKeon,	2009	$481,101	$0		$0	$320,750	$9,272	$811,123
Executive Vice	2008	$461,509	$0		$0	$387,668	$10,048	$859,225
President and	2007	$299,424	$0		$5,213,989	$450,000	$7,395	$5,970,808
Chief Financial
Officer
C. Richard Reese,	2009	$850,000	$0		$759,864	$850,043	$13,264	$2,473,171
Executive Chairman	2008	$911,615	$0		$0	$2,297,270	$14,058	$3,222,943
of the Board	2007	$964,042	$0		$0	$2,892,127	$30,185	$3,886,354
Ramana Venkata	2009	$359,375	$145,884	(5)	$1,122,755	$243,125	$203,503	$2,074,642
President, Iron Mountain Digital(4)
Marc A. Duale,	2009	$643,316	$0		$0	$318,609	$22,159	$984,084
President, Iron	2008	$746,799	$0		$0	$213,286	$26,534	$986,619
Mountain	2007	$805,649	$0		$2,248,668	$381,214	$48,899	$3,484,430
International(6)
Harold E. Ebbighausen	2009	$413,154	$0		$0	$268,550	$10,702	$692,406
President, North	2008	$368,897	$0		$699,309	$321,678	$13,799	$1,403,683
America(7)

(1)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2007, 2008 and 2009. The amounts for 2008 and 2007 have been restated to reflect the aggregate grant date fair value for the respective years, in accordance with new SEC rules. These amounts were not paid to or realized by the officer in the year indicated.

(2)
Non-equity incentive payments made to the Named Executive Officers are not characterized as "Bonus" payments for the fiscal years ended December 31, 2007, 2008 and 2009 and are thus included in this column. Amounts included in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to Mr. Reese under the 2003 SEIP, to Mr. Brennan under the 2006 SEIP and non-equity incentive compensation paid to the Other Named Executive Officers based on the achievement of selected Gross Revenues, Contribution, EBITDA and OIBDA targets and other corporate goals, as appropriate. Non-equity incentive compensation awards are calculated based on base salary before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions.

(3)
All Other Compensation includes 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid, the Company-paid portion of spousal expenses for attendance at the annual management retreat in 2008 and 2007, personal use of the Company-leased aircraft less executive reimbursement and relocation costs, plus amounts paid to Mr. Duale, as set forth below. The charts below set forth a more detailed description of All Other Compensation for 2009.

Name	Year	401(k) Match	GTLI	Parking	Company Leased Aircraft	Relocation	Total
Robert T. Brennan	2009	$2,538	$1,242	$4,800	$17,838	$0	$26,418
Brian P. McKeon	2009	$3,696	$776	$4,800	$0	$0	$9,272
C. Richard Reese	2009	$4,900	$3,564	$4,800	$0	$0	$13,264
Ramana Venkata	2009	$0	$250	$0	$0	$203,253	$203,503
Harold E. Ebbighausen	2009	$4,900	$1,002	$4,800	$0	$0	$10,702

Name	Year	Car Allowance	Fuel Allowance	Life Insurance	Total
Marc A. Duale	2009	$15,460	$1,546	$5,153	$22,159
(4)
Mr. Venkata was appointed chief operating officer, Iron Mountain Digital in July 2009 and then president, Iron Mountain Digital in November 2009. Effective July 15, 2009, Mr. Venkata's annual salary increased from $325,000 to $400,000, and his non-equity incentive compensation maximum opportunity changed from 60% to 75% of base salary. As a result of these changes, Mr. Venkata's reported salary and non-equity incentive compensation represent a prorated amount.

(5)
Represents a retention bonus payment made to Mr. Venkata pursuant to a retention bonus program established by Iron Mountain in connection with the acquisition of Stratify in 2007.

(6)
Mr. Duale's salary changed as of December 10, 2009. As a result of these changes, Mr. Duale's reported salary represents a prorated amount. The currency in which Mr. Duale is paid also changed as of this date from British Pounds Sterling to Euros. Mr. Duale's 2009 salary reported in U.S. dollars in the table is calculated using (i) a conversion rate of £1.00 to $1.546 and (ii) a conversion rate of €1.00 to $1.36, which represent the average exchange rates for fiscal year 2009 (British Pounds Sterling to U.S. dollars and Euros to U.S. dollars, respectively). His 2008 salary was converted to U.S. dollars using a conversion rate of £1.00 to $1.8554, which represents the average exchange rate for fiscal year 2008 (British Pounds Sterling to U.S. dollars). His 2007 salary was converted to U.S. dollars using a conversion rate of £1.00 to $2.001612, which represents the average exchange rate for fiscal year 2007 (British Pounds Sterling to U.S. dollars).

(7)
Under the regulations of the SEC our "named executive officers" consist of our principal executive officer, principal financial officer and our next three most highly compensated executive officers. For 2009, Messrs. Duale, Reese and Venkata were our three most highly compensated executive officers other than Mr. Brennan and Mr. McKeon. For Mr. Venkata, this was due in part to the final payment of a retention bonus agreed upon in 2007 in connection with our acquisition of Stratify and the option grant and payment of relocation expenses he received in connection with his promotion to president, Iron Mountain Digital. Because these payments were unique to the acquisition of Stratify and his promotion, we do not believe Mr. Venkata's total compensation for 2009 is a true representation of his compensation vis-a-vis other executive officers, such as Mr. Ebbighausen. We have chosen to include Mr. Ebbighausen as a Named Executive Officer in this Proxy Statement because were it not for the foregoing payments to Mr. Venkata, Mr. Ebbighausen in 2009 would have been, and we expect that in 2010 he will be, one of our three most highly compensated officers other than Messrs. Brennan and McKeon.

        The following table sets forth certain information concerning the Grants of Plan-Based Awards to the Named Executive Officers during the year ended December 31, 2009.

Grants of Plan-Based Awards for 2009

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards ($/Sh)
						Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert T. Brennan	N/A	$—	$1,125,000	$1,125,000	—	$—	$—
Brian P. McKeon	N/A	$—	$481,101	$481,101	—	$—	$—
C. Richard Reese	6/4/2009	$—	$1,275,000	$1,275,000	70,546	$28.35	$759,864
Ramana Venkata	9/10/2009	$—	$243,125	$243,125	106,761	$28.10	$1,122,755
Marc A. Duale	N/A	$—	$372,207	$372,207	—	$—	$—
Harold E. Ebbighausen	N/A	$—	$413,154	$413,154	—	$—	$—

(1)
The amounts shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Threshold" reflect the minimum payment level under the 2003 SEIP for Mr. Reese, the 2006 SEIP for Mr. Brennan and under the targets set by the Compensation Committee for all other Named Executive Officers, which is zero for all. The amount shown in "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Maximum" is the same as the target amount listed in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Target" because our plans do not allow for awards in excess of 100% of target. These amounts are based on the executive officer's base salary and position in 2009. The amounts for Mr. Venkata have been prorated based on the salary and incentive compensation maximum in effect during 2009 as described in note 4 to the Summary Compensation Table above. Non-equity incentive plan awards actually paid by the Company for services rendered in 2009 are reflected in the "Non Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

        The amounts in the Summary Compensation Table for 2007, 2008 and 2009 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." We do not have written employment contracts with any of our Named Executive Officers with the exception of Mr. Brennan and Mr. Duale, whose agreements are described on page 47 of this Proxy Statement. Each element of compensation (salary, non-equity incentive compensation, non-cash incentive compensation and benefits) is designed to work together to help us meet and exceed our long and short-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the section of this Proxy Statement entitled "Compensation Discussion and Analysis".

        The following table sets forth the percentage of each Named Executive Officer's total compensation in 2009 that we paid in the form of base salary and bonuses and the percentage paid in non-equity incentive awards:

Named Executive Officer	% of total Compensation attributable to salary and bonus	% of total Compensation attributable to non-equity incentive award
Robert T. Brennan	53.7%	44.7%
Brian P. McKeon	59.3%	39.5%
C. Richard Reese	34.4%	34.4%
Ramana Venkata	24.4%	11.7%
Marc A. Duale	65.4%	32.4%
Harold E. Ebbighausen	59.7%	38.8%

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End for 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Option Exercise Price($)(1)	Option Expiration Date
Robert T. Brennan	301,289	75,325	(2)	$18.5867	4/26/2015
	147,167	220,751	(3)	$27.1800	3/1/2017
	65,114	260,459	(4)	$30.7150	6/5/2018
	73,583	294,334	(5)	$27.1800	3/1/2019
Brian P. McKeon	159,045	238,569	(6)	$27.6650	5/23/2017
	14,458	57,835	(7)	$27.6650	5/23/2019
C. Richard Reese	0	70,546	(8)	$28.35	6/4/2019
Ramana Venkata	14,086	56,348	(9)	$28.395	3/5/2018
	10,227	40,910	(10)	$19.555	12/4/2018
	0	106,761	(11)	$28.10	9/10/2019
Marc A. Duale	90,000	60,000	(12)	$24.8333	5/9/2016
	36,791	55,188	(13)	$27.1800	3/1/2017
	18,395	73,584	(14)	$27.1800	3/1/2019
Harold E. Ebbighausen	7,249	0	(15)	$13.8111	3/20/2012
	32,281	10,762	(16)	$18.5867	4/26/2015
	13,806	3,454	(17)	$28.9667	12/7/2015
	24,399	16,267	(18)	$24.59	5/23/2016
	25,754	38,632	(19)	$27.18	3/1/2017
	12,877	51,508	(20)	$27.18	3/1/2019
	14,422	57,689	(21)	$27.735	4/28/2018

(1)
All amounts and exercise prices have been adjusted to reflect prior stock splits in the form of stock dividends.

(2)
Options to purchase 75,325 shares will vest on April 27, 2010.

(3)
Options to purchase 73,583 shares vested on March 2, 2010. The balance of the option, consisting of 147,168 shares, will vest in two installments of 73,584 shares on March 2, 2011 and March 2, 2012.

(4)
Options to purchase 260,459 shares will vest in one installment of 65,115 shares on June 5, 2010, one installment of 65,114 shares on June 5, 2011, one installment of 65,115 shares on June 5, 2012 and one installment of 65,115 shares on June 5, 2013.

(5)
Options to purchase 36,792 shares vested on March 2, 2010. The balance of the option, consisting of 257,542 shares, will vest in one installment of 36,791 shares on March 2, 2011, two installments of 36,792 shares on March 2, 2012 and March 2, 2013, one installment of 36,791 shares on March 2, 2014 and three installments of 36,792 shares on March 2, 2015, March 2, 2016 and March 2, 2017.

(6)
Options to purchase 238,569 shares will vest in one installment of 79,522 shares on May 24, 2010, one installment of 79,523 shares on May 24, 2011 and one installment of 79,524 shares on May 24, 2012.

(7)
Options to purchase 57,835 shares will vest in one installment of 7,229 shares on May 24, 2010, one installment of 7,230 shares on May 24, 2011, two installments of 7,229 shares on May 24, 2012 and May 24, 2013, one installment of 7,230 shares on May 24, 2014 and two installments of 7,229 shares on May 24, 2015 and May 24, 2016 and one installment of 7,230 shares on May 24, 2017.

(8)
Options to purchase 70,546 shares will vest on June 4, 2010.

(9)
Options to purchase 14,087 shares vested on March 6, 2010. The balance of the option, consisting of 42,261 shares, will vest in three equal installments of 14,087 shares on March 6, 2011, March 6, 2012 and March 6, 2013.

(10)
Options to purchase 40,910 shares will vest in one installment of 10,227 shares on December 4, 2010, one installment of 10,228 shares on December 4, 2011, one installment of 10,227 shares on December 4, 2012 and one installment of 10,228 shares on December 4, 2013.

(11)
Options to purchase 106,761 shares will vest in four equal installments of 21,352 shares on September 10, 2010, September 10, 2011, September 10, 2012, and September 10, 2013 and one additional installment of 21,353 shares on September 10, 2014.

(12)
Options to purchase 60,000 shares will vest in equal installments of 30,000 shares on May 10, 2010 and May 10, 2011.

(13)
Options to purchase 18,396 shares vested on March 2, 2010. The balance of the option, consisting of 36,792 shares, will vest in two equal installments of 18,396 shares on March 2, 2011 and March 2, 2012.

(14)
Options to purchase 9,198 shares vested on March 2, 2010. The balance of the option, consisting of 64,386 shares, will vest in equal installments of 9,198 shares on March 2 of each year from 2011 to 2017.

(15)
Options are completely vested.

(16)
The balance of the option, consisting of 10,762 shares, will vest on April 27, 2010.

(17)
The balance of the option, consisting of 3,454 shares, will vest on December 8, 2010.

(18)
Options to purchase 16,267 shares will vest in two installments. 8,133 shares will vest on May 24, 2010, and the balance of 8,134 shares will vest on May 24, 2011.

(19)
Options to purchase 12,877 shares vested on March 2, 2010. The balance of the option, consisting of 25,755 shares, will vest in two installments of 12,877 shares on March 2, 2011 and 12,878 shares March 2, 2012.

(20)
Options to purchase 6,438 shares vested on March 2, 2010. The balance of the option, consisting of 45,070 shares, will vest in one installment of 6,439 shares on March 2, 2011, one installment of 6,438 shares on March 2, 2012, one installment of 6,439 shares on March 2, 2013, one installment of 6,438 shares on March 2, 2014, one installment of 6,439 shares on March 2, 2015, one installment of 6,438 shares on March 2, 2016, and one installment of 6,439 shares on March 2, 2017.

(21)
Options to purchase 57,689 shares will vest in three installments of 14,422 shares on April 28, 2010, April 28, 2011, and April 28, 2012 and one installment of 14,423 shares on April 28, 2013.

        None of our Named Executive Officers exercised stock options during the year ended December 31, 2009.

        The following table sets forth certain information with respect to nonqualified deferred compensation during the year ended December 31, 2009 of the Named Executive Officers.

Nonqualified Deferred Compensation for 2009

Name	Executive Contributions in Last Fiscal Year ($)(1)		Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert T. Brennan	$162,348	(2)	$22,194	$416,274	(3)
Brian P. McKeon	$0		$0	$0
C. Richard Reese	$2,263,960	(4)	$672,529	$3,049,204	(5)
Ramana Venkata(6)	$0		$0	$0
Marc A. Duale(7)	$0		$0	$0
Harold E. Ebbighausen	$73,483	(8)	$125,099	$565,807	(9)

(1)
The Named Executive Officers may defer between 5% and 100% of their non-equity incentive compensation and/or between 5% and 50% of their base salary annually.

(2)
None of this $162,348 is reported as compensation for the fiscal year 2009 in the Summary Compensation Table on page 49 of this Proxy Statement; all of this amount is represented as compensation for the fiscal year 2008 in such table.

(3)
All amounts previously deferred by Mr. Brennan were reported in prior Summary Compensation Tables for the relevant periods.

(4)
None of this $2,263,960 is reported as compensation for the fiscal year 2009 in the Summary Compensation Table on page 49 of this Proxy Statement; all of this amount is represented as compensation for the fiscal year 2008 in such table.

(5)
All amounts previously deferred by Mr. Reese were reported in a prior Summary Compensation Table for the relevant periods.

(6)
Mr. Venkata was not eligible to participate in any nonqualified deferred compensation plans in 2009.

(7)
Mr. Duale is not eligible to participate in any nonqualified deferred compensation plans.

(8)
$41,315 of this $73,483 is reported as compensation for the fiscal year 2009 in the Summary Compensation Table on page 49 of this Proxy Statement.

(9)
All amounts previously deferred by Mr. Ebbighausen were reported in prior Summary Compensation Tables for the relevant periods.

        The Company provides certain of our more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2009 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the Iron Mountain Incorporated Executive Deferred Compensation Plan. This benefit is offered to these employees in part because they are limited in the amount of 401(k) contributions they can make under the Company's 401(k) Plan under applicable nondiscrimination testing rules. The plan also offers them greater deferral opportunities than are available under a qualified plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the Employee Deferred Compensation Plan for any employee. Amounts are, however, paid with earnings, which the Company funds. Employees participating in the Employee Deferred Compensation Plan can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The Employee Deferred Compensation Plan does not pay any above market rates and is administered by the Compensation Committee.

Termination and Change of Control Arrangements

        Besides the deferred compensation shown in the preceding table and as discussed below, we do not have any contracts or agreements that require payments to any Named Executive Officer at, following or in connection with any termination of such officer, change in control of the Company or a change in such officer's responsibilities (other than contracts that do not discriminate in favor of executive officers and are available generally to all employees).

        Mr. Brennan's Employment Agreement provides that if Mr. Brennan is terminated without Cause (as defined in the Agreement) or terminates his employment for Good Reason (as defined in the Agreement), in addition to amounts earned and accrued but unpaid as of the date of termination, Mr. Brennan will receive: (1) payments equaling one year of his most recent base salary; (2) health, dental and vision coverage for himself and his dependents until the earlier of two years or the date he becomes eligible for alternate coverage; and (3) a bonus for the year in which the termination occurs equal to the average bonus paid under the 2006 SEIP in the two years preceding his termination. Assuming a triggering event occurred on December 31, 2009, amounts payable to Mr. Brennan under this agreement would be approximately $1,596,719.

        Pursuant to Mr. Duale's employment agreement, in the event of his termination, Mr. Duale is subject to a non-competition clause covering certain countries for up to 24 months following termination, such time period to be determined in the Company's discretion. Mr. Duale is entitled to receive his base salary for 50% of the duration of the non-competition obligation. Based on Mr. Duale's 2009 compensation, the amount to which Mr. Duale would be entitled for a 24 month non-competition period would be approximately $704,249.

        As part of his compensation arrangements in joining the Company, in May 2007, Mr. McKeon was awarded options to acquire 469,907 shares of our Common Stock, or the 2007 Options. Of this amount, options to acquire 325,321 shares of our Common Stock were intended to protect Mr. McKeon's equity value that would have been realized with a prior employer, 195,193 of which are unvested, or the Unvested McKeon Options.

        As a result, the Unvested McKeon Options contain a change of control feature whereby all shares subject to such options will automatically vest upon a "change of control." This definition of "change of control" is similar to the definition of vesting change in control described on page 24 of this Proxy Statement. Under Mr. McKeon's option agreement, none of the 2007 Options may be exercised if he is in violation of any applicable confidentiality, inventions or non-competition agreement with the Company.

        As discussed on page 47 of this Proxy Statement, our equity plans provide that any unvested options and other awards granted under the respective Plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for good reason (as defined in each Plan), within the Relevant Period. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers. In addition, as discussed on page 47 of this Proxy Statement, Messrs. Brennan and McKeon also have Change in Control Agreements that include an additional component to the term "good reason" that could result in an acceleration of vesting of options or other equity awards if he were to terminate his employment within the Relevant Period following a vesting change in control.

        Below is a table which sets forth the value realized on vesting of the in-the-money options covered by the above agreements, assuming a triggering event for acceleration occurred on December 31, 2009. These amounts are based on a price per share of $22.76 on December 31, 2009 and do not include options that have exercise prices above $22.76 per share.

Estimated Benefits Upon Change in Control

Name	Estimated Value Realized if triggering event occurred on 12/31/09
Robert T. Brennan	$1,571,723
Ramana Venkata	$163,894
Harold E. Ebbighausen	$244,502

DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2009.

Director Compensation for 2009

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Clarke H. Bailey	$63,250		$79,714	—		$142,964
Constantin R. Boden	$98,000		$79,714	$5,450	(2)	$183,164
Kent P. Dauten	$78,750		$79,714	—		$158,464
Per-Kristian Halvorsen	$13,000		$54,586	—		$67,586
Michael W. Lamach	$55,750		$79,714	—		$135,464
Arthur D. Little	$67,500		$79,714	$10,557	(2)	$157,771
Vincent J. Ryan	$54,750	(3)	$79,714	—		$134,464
Laurie A. Tucker	$52,000		$79,714	—		$131,714

(1)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. Each non-employee director other than Mr. Halvorsen was granted options to purchase 7,385 shares of Common Stock on June 4, 2009. The exercise price of each option on the grant date was $28.41. Mr. Halvorsen joined the Board in September 2009 and was granted options to purchase 5,142 shares of Common Stock on September 11, 2009, in connection with his appointment to the Board. As of December 31, 2009, non-employee directors held options to acquire shares of our Common Stock previously granted to them as shown in the table below.

(2)
All Other Compensation for Mr. Boden and Mr. Little consist of amounts paid for health insurance.

(3)
All of this amount was deferred by Mr. Ryan pursuant to the Iron Mountain Incorporated Directors Deferred Compensation Plan.

Name	Number Exercisable (#)	Number Unexercisable (#)	Total Outstanding (#)
Clarke H. Bailey	58,472	7,385	65,857
Constantin R. Boden	58,472	7,385	65,857
Kent P. Dauten	14,643	7,385	22,028
Per-Kristian Halvorsen	0	5,142	5,142
Michael W. Lamach	14,182	7,385	21,567
Arthur D. Little	32,761	7,385	40,146
Vincent J. Ryan	49,177	7,385	56,562
Laurie A. Tucker	16,326	7,385	23,711

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors, during 2009 each director who was not an employee of the Company received an annual retainer fee of $40,000 as compensation for his services as a member of the Board and fees of $1,500 for in person attendance at Board and committee meetings or $750 for attendance by teleconference. In addition, committee chairmen of the Nominating and Governance and Finance Committees received an annual retainer of $5,000, the chairman of the Compensation Committee received an annual retainer of $7,500, the chairman of the Audit Committee received an annual retainer of $20,000 and the Lead Independent Director, Mr. Dauten, received an annual retainer of $25,000. The plan also provided for annual grants in 2009 to the non-employee directors of non-qualified stock options to purchase shares of the Common Stock having a Black Scholes value of $75,000. Each such option has an exercise price equal to fair market value (as defined in the relevant plan under which it is granted) on the date of grant and generally vests 100% on the first anniversary of the grant (or, if earlier, the Company's annual meeting that is closest to the one year anniversary). These non-qualified stock options were granted to all non-employee directors on June 4, 2009 and will be granted annually thereafter as of the first Board meeting following the Company's annual meeting of stockholders. Newly elected non-employee directors receive a pro-rated grant as of the date of their election. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors.

        Effective January 1, 2010, the annual retainer fee for the committee chairmen of the Nominating and Governance and Finance Committees was increased to $7,500 and the aggregate value of the annual grants of non-qualified stock options to purchase shares of Common Stock to non-employee directors was increased to $100,000, calculated based on the Black Scholes valuation model. The expiration period of an option following the end of service as a non-employee director was also changed to three years.

        The Iron Mountain Incorporated Directors Deferred Compensation Plan, or the DDCP, allows non-employee directors to defer the receipt of between 5% and 100% of their retainers and any meeting fees. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the fees are earned. The Company does not contribute any matching, profit sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in our stock. The DDCP is administered by the Chairman of the Compensation

Committee and the executive vice president, Human Resources. In 2009, Mr. Ryan participated in the DDCP and deferred $63,000, including $11,250 related to fees for 2008 that were paid in 2009.

        The Nominating and Governance Committee annually reviews with assistance from Hewitt the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

        The Board's Related Persons Transaction Policies and Procedures, or the Related Persons Policy, makes all transactions with related persons subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company or a subsidiary, amounts in excess of $100,000 and a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with related persons. In 2009 there were no new transactions with related persons which required the review of our Audit Committee.

        We sublease space to Schooner, which is controlled by Vincent J. Ryan, one of our directors, for its corporate headquarters in Boston, Massachusetts. Rent is equal, on a per-square-foot basis, to rent that we pay for the space. For the year ended December 31, 2009, Schooner paid rent to us totaling approximately $176,908.

        We own approximately 20% of a joint venture providing information management and storage services in Poland. Our two partners in the joint venture each own approximately 40% of the joint venture, and an entity controlled by Mr. Ryan owns approximately 50% of one of these partners. The transaction pursuant to which we entered the joint venture was approved by our independent directors.

        The Company paid compensation of $132,071 to Mr. T. Anthony Ryan in 2009. Mr. Ryan is senior vice president, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2009. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by AU 380 of PCAOB Standards (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 26, 2010. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

                      AUDIT COMMITTEE
                      CONSTANTIN R. BODEN, Chairman
                      ARTHUR D. LITTLE
                      KENT P. DAUTEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 5 above.

        The Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or nonaudit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2008 and December 31, 2009 were as follows:

	FY 2008	FY 2009
Audit Fees	$4,455,000	$4,338,000
Audit-Related Fees(1)	79,000	81,000
Tax Fees(2)	419,000	529,000

Subtotal	4,953,000	4,948,000
All Other Fees(3)	14,000	—

Deloitte & Touche LLP Total Fees	$4,967,000	$4,948,000

(1)
Audit Related Fees include benefit plan audits in 2008 and 2009.

(2)
Tax Fees include tax compliance work, tax consulting and due diligence.

(3)
All Other Fees includes compliance regulations consulting.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform nonaudit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2008 and 2009 are set forth above. The Audit Committee approved the engagement of Deloitte to provide nonaudit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2009, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons.

Other Matters

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766.

By Order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
April 23, 2010

 IMPORTANT

        If your shares are held in your own name, please complete a proxy card over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

 Appendix A

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

As adopted by resolution of the
Board of Directors on March 31, 2010

        1.     Section 7 of the Iron Mountain Incorporated 2002 Stock Incentive Plan, as previously amended (the "2002 Plan"), is amended and restated in its entirety as follows:

  7.
  STOCK GRANTS AND AWARDS

          (a)   Types of Stock Grants and Awards.

            (1)    Restricted Stock and Restricted Stock Units.    The Committee may grant or award shares of Common Stock, with or without restrictions (with restrictions, "Restricted Stock"), and/or Restricted Stock Units. Restricted Stock Units are a right to receive shares of Common Stock (or their then value) at a specified future time.

            (2)    Performance Stock and Performance Units.    The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Unit is a right to receive shares of Common Stock (or their then value) at a specified future time and based on the satisfaction of applicable Performance Goals.

            (3)    Form of Payment.    Restricted Stock Units and Performance Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its discretion, shall determine at the grant date.

          (b)   Procedures relating to Stock Grants and Awards.    A Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Agreement or Performance Unit Agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

          A holder of a Stock Grant without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends; provided, however, that the Committee may provide that dividends will not be paid with respect to unvested Performance Shares. Certificates representing Common Stock subject to restrictions shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement, and, unless the Committee provides otherwise with respect to an Award, the Optionee shall be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

          Except as otherwise provided in this Section 7, Restricted Stock and Performance Shares shall become freely transferable by the Optionee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

          (c)   Additional Matters Relating to Restricted Stock Units and Performance Units.

            (1)    Delivery.    Provided the Optionee's employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) and following the written determination of the Committee of the satisfaction of the applicable Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Unit Award shall occur, but in no event later than the 15th day of the third month following the close of the year in which the Performance Period ends. The Committee may, in its discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

            In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the 15th day of the third month following the close of the year in which vesting under the applicable agreement occurs.

            (2)    Dividend Equivalents for Restricted Stock Units and Performance Units.    With respect to each Restricted Stock Unit and Performance Unit, the Committee may grant a Dividend Equivalent Unit to any Optionee upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Optionee, at the time of the settlement of the Award, to an additional payment equal to the dividend paid on a share of Common Stock by the Company during the period in which the Restricted Stock Unit or Performance Unit remained outstanding. The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.

          (d)   Restrictions Relating to Stock Grants and Awards.

            (1)    In General.    The Committee may, in its discretion, impose such conditions and/or restrictions on any Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that an Optionee pay a stipulated purchase price for each share of Common Stock awarded or underlying an Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Award.

            (2)    Satisfaction of Performance Goals.    After the applicable period (the "Performance Period") during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Units has ended, restrictions on Performance Shares and delivery or payment with respect to Performance Units shall be made, based on the partial or full satisfaction of the Performance Goals. The Committee may, at the time the Performance Shares or Performance Units are granted, provide that additional Performance Shares or Performance Units may be awarded in the event the applicable Performance Goals are exceeded. The minimum duration of a Performance Period shall be one year, but may be longer, as determined by the Committee at the time the Award is granted.

            (3)    Committee Determination.    The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Units that will be paid out to the Optionee and the extent to which any restrictions will lapse; provided, however, that the conditions on the lapse of any restriction will not be structured in a manner that will cause the Award to fail to satisfy the "performance-based compensation" exception requirements of Section 162(m) of the Code.

          (e)   Definition of Performance Goals.    Before 25% of the Performance Period has elapsed (or within 90 days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its Subsidiaries as a whole or on any business unit of the Company and its Subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Committee; or (iii) other benchmarks determined by the Committee.

          The Committee shall make further adjustments as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Committee, changes in accounting standards and variances to planned annual incentive compensation expense.

          If the Performance Goals are not fully achieved, the Committee may provide that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after 25% of the Performance Period has elapsed (or more than 90 days from the grant date, if earlier).

          Notwithstanding the requirements of this Section 7, the Committee may make an Award that is not intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code and base performance or vesting on criteria other than those set forth in this Section 7(e). Further, in the event that applicable tax laws change and give the Committee the discretion to alter the Performance Goals without obtaining shareholder approval for purposes of complying with the performance-based compensation exception to Section 162(m) of the Code, the Board may make any such changes without obtaining shareholder approval.

          (f)    Effect of Cessation of Employment or Service Relationship.    Each Agreement underlying an Award of Restricted Stock or Performance Shares shall set forth the extent to which the Optionee shall have the right to retain the Award following termination of the Optionee's employment or other service relationship with the Company and its Subsidiaries. Whether any such right shall apply to a particular Award shall be determined in the discretion of the Committee; provided, however, that the Committee may provide in an Award that accelerated vesting is precluded in order to satisfy the requirements of the performance-based exemption in Section 162(m) of the Code.

          (g)    Limit on Award.    The total potential Award pursuant to this Section 7 that may be made to any single person under the Plan shall not exceed in any year the share limitation set forth in Section 3 in the case of a share-based Award or $7,500,000.

        2.     The 2002 Plan is hereby further amended by adding the following new Section 7A:

        SECTION 7A CASH-BASED AND OTHER STOCK-BASED AWARDS

          (a)    Types of Awards.    The Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Optionees in such amounts and upon such terms as the Committee may determine. Such awards may involve the transfer of actual shares of Common Stock to Optionees, a payment in cash or a combination of shares and cash.

          (b)    Procedures relating to Awards.    Each Award pursuant to this Section 7A shall provide for the payment of a specific amount or range of cash or shares of Common Stock, as determined by the Committee. The Committee may, in its discretion, provide that an Award pursuant to this Section 7A shall be contingent on the satisfaction of Performance Goals, as defined in Section 7. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Awards issued pursuant to this Section 7A will be paid out to the Optionee based on the extent to which the Performance Goals are met, all as set forth in Section 7(e).

          An agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide in its discretion including, without limitation, a requirement that an Optionee pay a stipulated purchase price for each share of Common Stock awarded or underlying an Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Award.

          (c)    Delivery of Awards.    Provided the Optionee's employment or service relationship has not terminated, at the end of the applicable Performance Period (as defined below) and following the written determination of the Committee of the satisfaction of the applicable Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 7A shall occur, but in no event later than the 15th day of the third month following the close of the year in which the Performance Period ends. The Committee may, in its discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

          (d)    Effect of Cessation of Employment or Service Relationship.    Each Agreement underlying an Award pursuant to this Section 7A shall set forth the extent to which the Optionee shall have the right to retain the Award following termination of the Optionee's employment or other service relationship with the Company and its Subsidiaries. Whether any such right shall apply to a particular Award shall be determined in the discretion of the Committee; provided, however, that the Committee may provide in an Award that accelerated vesting is precluded in order to satisfy the requirements of the performance-based exemption in Section 162(m) of the Code.

          (e)    Limit on Award.    The total potential Award pursuant to this Section 7A that may be made to any single person under the Plan shall not exceed in any year in the aggregate $7,500,000.

        3.     The third and fourth paragraphs of Section 11 of the 2002 Plan are each amended and restated in their entirety as follows:

        Except as otherwise provided in the preceding paragraph, if while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock

Option Agreement, Restricted Stock Agreement, SAR Agreement or similar agreement, the Committee may in its discretion amend the terms of all outstanding Options and Other Rights so that either:

          (a)   After the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled upon exercise of an Option or upon settlement of an Other Right to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised or relates, or shall be entitled to receive from the successor entity a new stock or other equity grant, stock option or stock appreciation right of comparable value; or

          (b)   All outstanding Options and Other Rights (other than Other Rights that involved the issuance of Common Stock on the grant date) shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, provided that each Optionee shall have the right to exercise (if applicable) any such Option or Other Right according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; or

          (c)   All outstanding Options and Other Rights (other than Other Rights that involved the issuance of Common Stock on the grant date) shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option or Other Right been exercised (if applicable and to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the exercise price therefor. Upon receipt of such consideration by the Optionee, any such Option or Other Right shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if any such Option or Other Right had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

        In addition to the foregoing, the Committee may in its discretion amend the terms of an Option or Other Right by cancelling some or all of the restrictions on exercise or vesting (as applicable) to permit its exercise to a greater extent or vesting faster than that permitted under its existing terms.

        4.     Section 13 of the 2002 Plan shall be amended by adding the following new Subsection (g):

          (g)    Compliance with Section 409A.    It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

        5.     Except as hereinabove amended, the provisions of the 2002 Plan shall remain in full force and effect.

 Appendix B

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2006 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.
Section 1 of the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the "2006 SEIP") is hereby deleted in its entirety and replaced with the following:

  "1.    Participant.    The sole participant in this Program shall be the Chief Executive Officer of Iron Mountain Incorporated (the "Corporation")."

2.
Section 2 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 3.0 times the Chief Executive Officer's annual base compensation for the fiscal year or $3,500,000.00 (the "Annual Limit")."

3.
Section 3 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. Any such criteria, whether alone or in combination, may be applied on the basis of the Corporation and/or its subsidiaries as a whole or on any business unit of the Corporation and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. The Compensation Committee shall make further adjustments as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

  Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied."

4.
Section 4 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "4.    Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chair of the Audit Committee of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; stockholder

B-1

  confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters."

5.
Section 5 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "5.    Effective Date; Right to Amend and Terminate.    This 2006 Senior Executive Incentive Program was originally effective as of May 25, 2006 and first applicable for the fiscal year that began January 1, 2007; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

  The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof)."

These amendments will be effective for fiscal years beginning on or after January 1, 2011; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2006 SEIP shall remain in full force and effect.

B-2

 Appendix C

IRON MOUNTAIN INCORPORATED
2006 SENIOR EXECUTIVE INCENTIVE PROGRAM

        1.    Participant.    The sole participant in this Program shall be the Chief Executive Officer of Iron Mountain Incorporated (the "Corporation").

        2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 3.0 times the Chief Executive Officer's annual base compensation for the fiscal year or $3,500,000.00 (the "Annual Limit").

        3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. Any such criteria, whether alone or in combination, may be applied on the basis of the Corporation and/or its subsidiaries as a whole or on any business unit of the Corporation and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. The Compensation Committee shall make further adjustments as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

        Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied.

        4.    Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chair of the Audit Committee of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; stockholder confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters.

        5.    Effective Date; Right to Amend and Terminate.    This 2006 Senior Executive Incentive Program was originally effective as of May 25, 2006 and first applicable for the fiscal year that began January 1, 2007; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

C-1

The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof).

        6.    Administration.    This Program shall be construed and administered in such a manner as to permit payments hereunder to satisfy the "performance-based" exception of Internal Revenue Code Section 162(m), and regulations and rulings promulgated thereunder ("Section 162(m)"). In the event that one or more members of the Compensation Committee are not "outside directors" within the meaning of Section 162(m), the duties of the Compensation Committee as set forth herein shall be performed by a committee or subcommittee of the Board of Directors consisting solely of two or more such "outside directors."

        These amendments will be effective for fiscal years beginning on or after January 1, 2011; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2006 SEIP shall remain in full force and effect.

C-2

 Appendix D

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.
Section 1 of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the "2003 SEIP") is hereby deleted in its entirety and replaced with the following:

  "1.    Participant.    The sole participant in this Program shall be the Executive Chairman of the Board of Directors of Iron Mountain Incorporated (the "Corporation")."

2.
Section 2 of the 2003 SEIP is hereby deleted in its entirety and replaced with the following:

  "2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 3.0 times the Executive Chairman's annual base compensation for the fiscal year or $3,500,000.00 (the "Annual Limit")."

3.
Section 3 of the 2003 SEIP is hereby deleted in its entirety and replaced with the following:

  "3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. Any such criteria, whether alone or in combination, may be applied on the basis of the Corporation and/or its subsidiaries as a whole or on any business unit of the Corporation and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. The Compensation Committee shall make further adjustments as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

  Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied."

4.
Section 4 of the 2003 SEIP is hereby deleted in its entirety and replaced with the following:

  "4.    Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chair of the Audit Committee of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; stockholder

D-1

  confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters."

5.
Section 5 of the 2003 SEIP is hereby deleted in its entirety and replaced with the following:

  "5.    Effective Date; Right to Amend and Terminate.    This 2003 Senior Executive Incentive Program was originally effective as of March 31, 2003 and first applicable for the fiscal year that began January 1, 2003; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

  The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof)."

These amendments will be effective for fiscal years beginning on or after January 1, 2011; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2003 SEIP shall remain in full force and effect.

D-2

 Appendix E

IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

        1.    Participant.    The sole participant in this Program shall be the Executive Chairman of the Board of Directors of Iron Mountain Incorporated (the "Corporation").

        2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 3.0 times the Executive Chairman's annual base compensation for the fiscal year or $3,500,000.00 (the "Annual Limit").

        3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion. Any such criteria, whether alone or in combination, may be applied on the basis of the Corporation and/or its subsidiaries as a whole or on any business unit of the Corporation and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee. The Compensation Committee shall make further adjustments as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

        Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied.

        4.    Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chair of the Audit Committee of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; stockholder confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters.

        5.    Effective Date; Right to Amend and Terminate.    This 2003 Senior Executive Incentive Program was originally effective as of March 31, 2003 and first applicable for the fiscal year that began January 1, 2003; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

E-1

        The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof).

        6.    Administration.    This Program shall be construed and administered in such a manner as to permit payments hereunder to satisfy the "performance-based" exception of Internal Revenue Code Section 162(m), and regulations and rulings promulgated thereunder ("Section 162(m)"). In the event that one or more members of the Compensation Committee are not "outside directors" within the meaning of Section 162(m), the duties of the Compensation Committee as set forth herein shall be performed by a committee or subcommittee of the Board of Directors consisting solely of two or more such "outside directors."

        These amendments will be effective for fiscal years beginning on or after January 1, 2011; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2003 SEIP shall remain in full force and effect.

E-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date IRON MOUNTAIN INCORPORATED M23849-P96388 For Against Abstain 3. The approval of an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program to modify the definition of participant, increase the maximum compensation payable thereunder and modify the payment criteria thereunder. 2. The approval of an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards. 4. The approval of an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program to modify the definition of participant and modify the payment criteria thereunder. For address changes and/or comments, please check this box and write them on the back where indicated. The election of eleven (11) directors of the Iron Mountain Incorporated board of directors for a one-year term or until their successors are elected and qualified VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Iron Mountain Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Iron Mountain Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote "FOR" each of the nominees for Director Listed in Proposal 1, “FOR” the approval of proposal 2, “FOR” the approval of proposal 3, “FOR” the approval of proposal 4 and “FOR” the approval of proposal 5. 745 ATLANTIC AVENUE BOSTON, MA 02111 NOTE: Please sign exactly as your names appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All holders must sign. If a corporation, please sign in full coporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized officer. 5. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2010. 1b. Constantin R. Boden 1e. Per-Kristian Halvorsen 1c. Robert T. Brennan 1d. Kent P. Dauten 1h. C. Richard Reese 1f. Michael Lamach 1g. Arthur D. Little 1a. Clarke H. Bailey 1i. Vincent J. Ryan 1j. Laurie A. Tucker 1k. Alfred J. Verrecchia For Against Abstain Vote on Proposals Materials Election SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice. 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PROXY IRON MOUNTAIN INCORPORATED ANNUAL MEETING OF STOCKHOLDERS Friday, June 4, 2010 9:00 a.m. One Post Office Square, 21st Floor Boston, Massachusetts THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Iron Mountain Incorporated Annual Meeting of Stockholders, including our annual report and the Proxy Statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice of Internet Availability of proxy materials. The undersigned hereby appoints C. RICHARD REESE and ROBERT T. BRENNAN, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and to vote, as designated on the reverse hereof, all the Common Stock, $0.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on June 4, 2010 at 9:00 a.m., local time, or any adjournment or postponement thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the nominees for Director listed in Proposal 1 and FOR the approval of Proposals 2, 3, 4 and 5. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M23850-P96388 IRON MOUNTAIN INCORPORATED New York Life Trust Company, as Trustee of The Iron Mountain Companies 401(k) Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you follow the proxy voting instructions attached. For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by The Iron Mountain Companies 401(k) Plan, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted in such matters. In order to ensure that your securities are voted as you wish, please return your proxy to us by June 2nd, 2010. New York Life Trust Company

QuickLinks

ITEM 1 ELECTION OF DIRECTORS
ITEM 2 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2002 STOCK INCENTIVE PLAN
ITEM 3 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
ITEM 4 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
ITEM 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION TABLES
Grants of Plan-Based Awards for 2009
Outstanding Equity Awards at Fiscal Year-End for 2009
Nonqualified Deferred Compensation for 2009
Estimated Benefits Upon Change in Control
DIRECTOR COMPENSATION
Director Compensation for 2009
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
IMPORTANT
Appendix A AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2002 STOCK INCENTIVE PLAN
Appendix B AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
Appendix C IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
Appendix D AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
Appendix E IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM